Exhibit 10.20

EXECUTION VERSION

SUNSTONE HOTEL PARTNERSHIP, LLC

SUNSTONE HOTEL INVESTORS, INC.

$240,000,000

4.69% Series A Guaranteed Senior Notes due January 10, 2026

4.79% Series B Guaranteed Senior Notes due January 10, 2028

NOTE AND GUARANTEE AGREEMENT

Dated as of December 20, 2016

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SCHEDULE A	—	Defined Terms
SCHEDULE 1(a)	—	Form of 4.69% Series A Guaranteed Senior Note due January 10, 2026
SCHEDULE 1(b)	—	Form of 4.79% Series B Guaranteed Senior Note due January 10, 2028
SCHEDULE 4.4(a)(1)	—	Form of Opinion of Special Counsel for the Consistent Companies and the Subsidiary Guarantors
SCHEDULE 4.4(a)(2)	—	Form of Opinion of Maryland Counsel for the Parent Guarantor
SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.10	—	Real Estate Assets
SCHEDULE 5.15	—	Existing Indebtedness
SCHEDULE 10.5	—	Certain Permitted Liens
PURCHASER SCHEDULE	—	Information Relating to Purchasers
EXHIBIT SGA	—	Form of Subsidiary Guaranty Agreement

SUNSTONE HOTEL PARTNERSHIP, LLC

SUNSTONE HOTEL INVESTORS, INC.

120 Vantis, Suite 300

Aliso Viejo, CA  92656

4.69% Series A Guaranteed Senior Notes due January 10, 2026

4.79% Series B Guaranteed Senior Notes due January 10, 2028

Dated as of December 20, 2016

TO EACH OF THE PURCHASERS LISTED IN

THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (the “Issuer”), and SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (the “Parent Guarantor,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), jointly and severally, agree with each of the Purchasers as follows:

SECTION 1.                  AUTHORIZATION OF NOTES.

The Issuer will authorize the issue and sale of $240,000,000 aggregate principal of its Guaranteed Senior Notes, of which $120,000,000 aggregate principal amount shall be its 4.69% Series A Guaranteed Senior Notes due January 10, 2026 (the “Series A Notes”) and $120,000,000 aggregate principal amount shall be its 4.79% Series B Guaranteed Senior Notes due January 10, 2028 (the “Series B Notes”; the Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes”).  The Series A Notes and the Series B Notes shall be substantially in the forms set out in Schedule 1(a) and Schedule 1(b), respectively.  Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern.

SECTION 2.                  SALE AND PURCHASE OF NOTES; GUARANTIES.

Section 2.1.     Sale and Purchase of Notes.  Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.     Guaranties.  The obligations of the Issuer hereunder and under the Notes are unconditionally and irrevocably guaranteed (a) by the Parent Guarantor pursuant to Section 13 and (b) by each Subsidiary Guarantor pursuant to that certain Subsidiary Guaranty Agreement to be dated as of the date of the Closing (the “Subsidiary Guaranty Agreement”) substantially in the form of Exhibit SGA.

SECTION 3.                EXECUTION; CLOSING.

The execution and delivery of this Agreement shall occur on December 20, 2016 (the “Execution Date”).  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on January 10, 2017.  At the Closing, the Issuer will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order in the amount of the purchase price therefor by wire transfer to the account of the Issuer set forth in the funding instructions delivered by the Issuer pursuant to Section 4.10.  If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.                CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.     Representations and Warranties.

(a)      Representations of each Constituent Company.  The representations and warranties of each Constituent Company in this Agreement shall be correct when made and at the Closing.

(b)     Representations and Warranties of each Subsidiary Guarantor.  The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement shall be correct when made and at the Closing.

Section 4.2.     Performance; No Default.  Each Constituent Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty Agreement required to be performed or complied with by it prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither Constituent Company or any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.     Compliance Certificates.

(a)     Officer’s Certificate of each Constituent Company.  Each Constituent Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)     Secretary’s Certificate of each Constituent Company.  Each Constituent Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate or limited liability company proceedings relating to the authorization, execution and delivery of the Notes (in the case of the Issuer) and this Agreement (in the case of each Constituent Company) and (2) such Constituent Company’s organizational documents as then in effect.

(c)     Officer’s Certificate of each Subsidiary Guarantor.  Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying as to such Subsidiary Guarantor that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)     Secretary’s Certificate of each Subsidiary Guarantor.  Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate, limited liability company, partnership or trust proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and (2) such Subsidiary Guarantor’s organizational documents as then in effect.

Section 4.4.     Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (1) Latham & Watkins LLP, special counsel for the Constituent Companies and the Subsidiary Guarantors, and (2) Venable LLP, Maryland counsel to the Parent Guarantor, covering the matters set forth in Schedules 4.4(a)(1) and 4.4(a)(2) (and the Constituent Companies hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.     Purchase Permitted By Applicable Law, Etc.  On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Issuer certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.     Sale of Other Notes.  Contemporaneously with the Closing, the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7.     Payment of Special Counsel Fees.  Without limiting Section 16.1, the Issuer shall have paid on or before the Execution Date and the date of the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to such date.

Section 4.8.     Private Placement Numbers.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.    Changes in Corporate Structure; Change in Control.  Neither Constituent Company or any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.  No Change in Control shall have occurred.

Section 4.10.   Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer on letterhead of the Issuer directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.   Subsidiary Guaranty Agreement.  Such Purchaser shall have received a copy of the Subsidiary Guaranty Agreement which shall have been duly authorized, executed and delivered by each Person then required to be a Subsidiary Guarantor.

Section 4.12.   Bank Credit Agreement.  Such Purchaser shall have received a copy of the Bank Credit Agreement as in effect on the date of the Closing, which copy shall be certified as true, correct and complete and evidences the amendment of the definition of “Capitalized Lease Obligations” therein to include a new sentence at the end thereof corresponding to the last sentence in the definition of Capitalized Lease Obligations in this Agreement, and which certificate shall identify each Additional Covenant then in effect therein.

Section 4.13.   Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE CONSTITUENT COMPANIES.

Each Constituent Company represents and warrants to each Purchaser that:

Section 5.1.     Organization; Power and Authority.

(a)     The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Issuer has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(b)     The Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Parent Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

(c)     Each Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver the Subsidiary Guaranty Agreement and to perform the provisions thereof.

Section 5.2.     Authorization, Etc.

(a)     This Agreement and the Notes have been duly authorized by all necessary limited liability company action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)     This Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, and this Agreement constitutes a legal, valid and binding obligation of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)     The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor, and the Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.     Disclosure.  The Constituent Companies, through their agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Securities, LLC and US Bancorp Investments, Inc., have delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 2016 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor and its Subsidiaries.  This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Constituent Companies prior to October 18, 2016 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition, operations, business, properties or prospects of the Parent Guarantor or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no fact known to either Constituent Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)      Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Parent Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Parent Guarantor and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, a Significant Subsidiary and/or an Excluded Subsidiary, (2) the Parent Guarantor’s Affiliates, other than Subsidiaries and identifying each Unconsolidated Affiliate, and (3) each Constituent Company’s directors and senior officers.

(b)     All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)     Each Subsidiary (other than a Subsidiary Guarantor) is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)     No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

Section 5.5.     Financial Statements; Material Liabilities.  The Constituent Companies have delivered to each Purchaser copies of the consolidated financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.     Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by (a) the Issuer of this Agreement and the Notes, (b) the Parent Guarantor of this Agreement and (c) each Subsidiary Guarantor of the Subsidiary Guaranty Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Parent Guarantor or any Subsidiary is bound or by which the Parent Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Subsidiary.

Section 5.7.     Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Issuer of this Agreement or the Notes (b) the Parent Guarantor of this Agreement or (c) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement.

Section 5.8.     Litigation; Observance of Agreements, Statutes and Orders.

(a)     There are no actions, suits, investigations or proceedings pending or, to the best knowledge of either Constituent Company, threatened against or affecting the Parent Guarantor or any Subsidiary or any property of the Parent Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)     Neither the Parent Guarantor nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.     Taxes; REIT Status.

(a)      The Parent Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  Neither Constituent Company knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect.  The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The U.S. federal income tax liabilities of the Parent Guarantor and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2012.

(b)     The Parent Guarantor has operated, and intends to continue to operate in a manner so as to permit it to qualify as a REIT.  The Parent Guarantor has elected treatment as a REIT.  Each Subsidiary of the Parent Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a Taxable REIT Subsidiary within the meaning of Section 856(l) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

Section 5.10.   Title to Property; Leases.  Schedule 5.10 contains, as of the Execution Date, a complete and correct listing of all real estate assets of the Parent Guarantor and its Subsidiaries, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is (a) a Development Property and, if such Property is a Development Property, the status of completion of such Property, (b) a New Property or a Seasoned Property and/or (c) an Unencumbered Property.  The Parent Guarantor and its Subsidiaries have good, marketable and legal title to, or a valid leasehold interest in, their respective assets.

Section 5.11.   Licenses, Permits, Etc.

(a)     The Parent Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are necessary to the conduct of its businesses, without known conflict with the rights of others.

(b)     To the best knowledge of each Constituent Company, no product or service of the Parent Guarantor or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)     To the best knowledge of each Constituent Company, there is no Material violation by any Person of any right of the Parent Guarantor or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Parent Guarantor or any of its Subsidiaries.

Section 5.12.   Compliance with Employee Benefit Plans.

(a)     The Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of

ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)     The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)     The Parent Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)     The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor and its Subsidiaries is not Material.

(e)     The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by each Constituent Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)     The Parent Guarantor and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13.  Private Offering by the Issuer.  Neither Constituent Company or anyone acting on their behalf has offered the Notes, the Subsidiary Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy the Notes, the Subsidiary Guaranty Agreement or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any

Person other than the Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither Constituent Company or anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery of the Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.  Use of Proceeds; Margin Regulations.  The Issuer will apply the proceeds of the sale of the Notes hereunder as set forth in the Memorandum.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.  Existing Indebtedness; Future Liens.

(a)     Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries as of September 30, 2016 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent Guarantor or its Subsidiaries.  Neither the Parent Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)     Except as disclosed in Schedule 5.15, neither the Parent Guarantor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by this Agreement.

(c)     Neither the Parent Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of either Constituent Company or any Subsidiary Guarantor, except as disclosed in Schedule 5.15.

Section 5.16.   Foreign Assets Control Regulations, Etc.

(a)     Neither the Parent Guarantor nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)     Neither the Parent Guarantor nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to either Constituent Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)     No part of the proceeds from the sale of the Notes hereunder:

(1)     constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent Guarantor or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(2)     will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3)     will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)     The Parent Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.   Status under Certain Statutes.  Neither the Parent Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18.   Environmental Matters.

(a)     Neither the Parent Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Parent Guarantor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)     Neither the Parent Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)     Neither the Parent Guarantor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)     Neither the Parent Guarantor nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)     All buildings on all real properties now owned, leased or operated by the Parent Guarantor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.   Notes Rank Pari Passu.

(a)     The obligations of the Issuer under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of the Issuer, including all unsecured and unsubordinated senior Indebtedness of the Issuer described in Schedule 5.15(a).

(b)     The obligations of the Parent Guarantor under this Agreement rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of the Parent Guarantor, including all unsecured and unsubordinated senior Indebtedness of the Parent Guarantor described in Schedule 5.15(a).

(c)     The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty Agreement rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of such Subsidiary Guarantor, including all unsecured and unsubordinated senior Indebtedness of such Subsidiary Guarantor described on Schedule 5.15(a).

Section 5.20.   Solvency.  Each Constituent Company and each Subsidiary Guarantor is Solvent.

Section 5.21.   Unencumbered Properties.  Each Property included in the calculation of Unencumbered Asset Value satisfies all of the requirements contained in the definition of Unencumbered Property.

SECTION 6.                 REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.     Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

Section 6.2.     Accredited Investor.  Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).  Each Purchaser further severally represents that such Purchaser has had the opportunity to ask questions of the Issuer and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.3.     Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)     the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)     the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)     the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)     the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)     the Source is a governmental plan; or

(g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.                 INFORMATION AS TO CONSTITUENT COMPANIES.

Section 7.1.     Financial and Business Information.  The Constituent Companies shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)     Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(1)     a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarter, and

(2)     consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)     Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

(1)     a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(2)     consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)     SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by the Parent Guarantor or any Subsidiary (i) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (ii) to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Parent Guarantor or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d)     Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer of either Constituent Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Constituent Companies are taking or propose to take with respect thereto;

(e)     Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer of either Constituent Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(1)     with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Execution Date;

(2)     the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(3)     any event, transaction or condition that could result in the incurrence of any liability by the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(4)     receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)     Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)     Resignation or Replacement of Independent Auditors — within 10 days following the date on which the Parent Guarantor’s independent auditors resign or the Parent Guarantor elects to change independent auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request;

(h)     Operating Summaries for Unencumbered Properties — Within 45 days after the end of each fiscal quarter of the Parent Guarantor, an operating summary with respect to each Unencumbered Property, including a quarterly and year-to-date statement of Net Operating Income;

(i)     Smith Travel Research STAR Reports — with reasonable promptness upon the request of such Purchaser or holder, the most current Smith Travel Research STAR Report available, which will compare the individual Unencumbered Properties to the primary competitive set;

(j)     Calculation of Ownership Share — with reasonable promptness upon the request of such Purchaser or holder, evidence of the Parent Guarantor’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be reasonably satisfactory to such Purchaser or holder; and

(k)     Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries or relating to the ability of either Constituent Company or any Subsidiary Guarantor to perform its obligations hereunder, under the Notes or under the Subsidiary Guaranty Agreement as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2.    Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent Guarantor:

(a)     Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Parent Guarantor was in compliance with the requirements of Section 10.8 and each Additional Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or Additional Covenant, and the calculation of the amount, ratio or percentage then in existence.  In the event that the Parent Guarantor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)     Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Constituent Companies shall have taken or proposes to take with respect thereto; and

(c)     Subsidiary Guarantors – setting forth a list of (1) all Persons that have become (or no longer are) a Significant Subsidiary or an Excluded Subsidiary since the certificate most recently delivered pursuant to this Section 7.2 and (2) all Subsidiaries that are Subsidiary Guarantors, in each case, as of the date of such certificate of such Senior Financial Officer.

Section 7.3.     Visitation.  Each Constituent Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)     No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to such Constituent Company, to visit the principal executive office of such Constituent Company, to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries with such Constituent Company’s officers, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld, and in the presence of the such Constituent Company) its independent public accountants, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) to visit the other offices and properties of such Constituent Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)     Default — if a Default or Event of Default then exists, at the expense of the Constituent Companies to visit and inspect any of the offices or properties of such Constituent Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Constituent Company authorizes said accountants to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.     Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by a Constituent Company pursuant to Sections 7.1(a), (b), (c), (g) or (h) and Section 7.2 shall be deemed to have been delivered if such Constituent Company satisfies any of the following requirements with respect thereto:

(a)       such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c), (g) or (h) are delivered to each Purchaser and each holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Constituent Companies;

(b)       the Parent Guarantor shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its website on the internet, which is located at www.sunstonehotels.com as of the Execution Date, or on any future website that may take the place of www.sunstonehotels.com and which has been identified as such to each Purchaser and each holder of Notes;

(c)       such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c), (g) or (h) are timely posted by or on behalf of such Constituent Company on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access; or

(d)       the Parent Guarantor shall have timely filed any of the items referred to in Section 7.1(c), (g) or (h) with the SEC on EDGAR (including by means of filing a

Current Report on Form 8-K) and shall have made such items available on its website on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); provided further, that in the case of each delivery pursuant to clause (b), (c) or (d), such Constituent Company shall have given each Purchaser and each holder of a Note (i) email notice of any filing with the SEC on EDGAR, if such Person shall have registered to receive such notice on the Parent Guarantor’s website or shall have provided to the Parent Guarantor its email address on its Purchaser Schedule or any update thereto pursuant to Section 19, or (ii) in the case of any other filing or posting, prior written notice thereof, provided further, that upon request of any Purchaser or any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, such Constituent Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

SECTION 8.                 PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.     Maturity.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.    Optional Prepayments with Make-Whole Amount.  The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Issuer and the Required Holders agree to another time period pursuant to Section 18.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.    Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.     Maturity; Surrender, Etc.     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.     Purchase of Notes.  The Issuer will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuer or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in interest rates and maturities of the Notes of the different series).  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days.  If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.     Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% (50 basis points) plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (A) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (B) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.    Offer to Prepay Notes in the Event of a Change in Control.

(a)     Notice of Change in Control.  The Constituent Companies will, within five Business Days after any Responsible Officer of either thereof has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes and such notice shall contain and constitute an offer by the Issuer to prepay Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(e).

(b)     Offer to Prepay Notes.  The offer to prepay Notes contemplated by Sections 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”), which date shall be a Business Day not less than 20 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 20th day after the date of such offer).

(c)     Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Issuer at least five Business Days prior to the Change in Control Proposed Prepayment Date.  A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)     Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount.  The prepayment shall be made on the Change in Control Proposed Prepayment Date.

(e)     Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(c) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control.

(f)     Change in Control Defined.  “Change in Control” means:

(1)     Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of the Parent Guarantor; or

(2)     A “change in control,” “change in management” or similar event in respect of the Parent Guarantor under the Bank Credit Agreement.

Section 8.8.     Optional Prepayment at Par.  So long as no Default or Event of Default then exists, the Issuer may, at its option, upon notice as provided below, prepay any series of Notes at any time during the 60-day period immediately preceding the Maturity Date of such series of Notes at 100% of the principal amount of all Notes of such series then outstanding, together with interest accrued thereon to the date of prepayment.  The Issuer will give each holder of Notes of the relevant series (with a copy to each holder of Notes of the other series) written notice of each optional prepayment pursuant to this Section 8.8 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment; provided that any prepayment of Notes under this Section 8.8 shall not occur prior to the 60th day preceding the Maturity Date of such series of Notes.  Each such notice shall specifically refer to this Section 8.8 and shall specify the prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes of the relevant series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the accrued interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 8.9.     Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.                AFFIRMATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 9.1.     Compliance with Laws and Material Contracts.

(a)     Without limiting Section 10.4, each Constituent Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)     Each Constituent Company will, and will cause each of its Subsidiaries to, duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract which if not performed or complied with could reasonably be expected to result in any party to a Material Contract taking action to terminate such Material Contract.

Section 9.2.     Insurance.  Each Constituent Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance (on a replacement cost basis) with respect to their respective properties and businesses against such casualties and contingencies (including terrorism as applicable), of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.     Maintenance of Properties.  Each Constituent Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Parent Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.     Payment of Taxes and Claims.  Each Constituent Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor or any Subsidiary, provided that neither the Parent Guarantor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Parent Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Guarantor or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.     Corporate Existence, Etc.  Each Constituent Company will at all times preserve and keep its limited liability company or corporate existence in full force and effect.  Subject to Section 10.2, each Constituent Company will at all times preserve and keep in full force and effect the corporate or other legal existence of each of its Subsidiaries (unless, except in the case of the Issuer, merged into a Constituent Company or a Wholly-Owned Subsidiary) and all rights and franchises of each Constituent Company and its Subsidiaries unless, in the good faith judgment of the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate or other legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.     Books and Records.  Each Constituent Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Constituent Company or such Subsidiary, as the case may be.  Each Constituent Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.  Each Constituent Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each Constituent Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.     REIT Status.  The Parent Guarantor shall maintain its status as, and election to be treated as, a REIT under the Code.

Section 9.8.     Exchange Listing.  The Parent Guarantor shall maintain at least one class of common shares of the Parent Guarantor having trading privileges on the New York Stock Exchange or NYSE Amex Equities or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 9.9.     Subsidiary Guarantors.

(a)     The Parent Guarantor will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(1)     execute a supplement to the Subsidiary Guaranty Agreement in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”); and

(2)     deliver the following to each holder of a Note:

(i)     an executed counterpart of such Subsidiary Guaranty Supplement;

(ii)     a certificate signed by an authorized Responsible Officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1(c), 5.2(c), 5.6(c), 5.7(c) and 5.19(c) of this Agreement (but with respect to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement, as the case may be);

(iii)     all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty Supplement and the performance by such Subsidiary of its obligations under the Subsidiary Guaranty Agreement; and

(iv)     an opinion of counsel reasonably satisfactory to the Required Holders covering the matters set forth in paragraphs 2, 3, 4 and 5 of Schedule 4.4(a)(1) but relating to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement and which opinion may be subject to assumptions, qualifications and limitations similar to those set forth in said Schedule 4.4(a)(1).

(b)     At the request of the Parent Guarantor and by written notice to each holder of Notes, any Subsidiary Guarantor that is a party to the Subsidiary Guaranty Agreement (including any Subsidiary Guarantor that becomes a party thereto by virtue of a Subsidiary Guaranty Supplement) shall be discharged from all of its obligations and liabilities under the Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement) under such Material Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall have occurred and be continuing, (3) no amount is then due and payable under the Subsidiary Guaranty Agreement, (4) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility principally for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (5) each holder shall have received a certificate of a Responsible Officer of the Parent Guarantor certifying as to the matters set forth in clauses (1) through (4).

Section 9.10.    Most Favored Lender Provision.  If at any time the Bank Credit Agreement or any Additional Note Purchase Agreement or any Guaranty in respect of any thereof (a “MFL Agreement”) shall include any Financial Covenant and such provision is not contained in this Agreement (any such provision, together with any related definitions (including, any term defined therein with reference to the application of GAAP, as identified in such MFL Agreement), an  “Additional Covenant”), then the Constituent Companies shall promptly, and in any event within 10 Business Days thereof, provide a Most Favored Lender Notice with respect to each such Additional Covenant; provided that a Most Favored Lender

Notice is not required to be given in the case of the Additional Covenants incorporated herein on the Execution Date.  Thereupon, unless waived in writing by the Required Holders within 10 days of the Purchasers and holders receipt of such notice, such Additional Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective (a) in the case of any Additional Covenant effective on the Execution Date, as of the Execution Date, and (b) in the case of any Additional Covenant effective after the Execution Date, as of the date when such Additional Covenant became effective under the relevant MFL Agreement.  Any Additional Covenant incorporated into this Agreement pursuant to this provision, (1) shall be deemed automatically waived herein to reflect any waiver of such Additional Covenant under the relevant MFL Agreement, (2) shall be deemed automatically amended herein to reflect any subsequent amendments agreed and implemented in relation to such Additional Covenant under the relevant MFL Agreement and (3) shall be deemed deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from or is no longer in effect under or pursuant to the relevant MFL Agreement or if the relevant MFL Agreement has been terminated; provided in each case that any consideration paid or provided to any holder of Indebtedness under the relevant MFL Agreement in connection with an event contemplated by clause (1), (2) or (3) above (other than in connection with the extension of the term of the relevant MFL Agreement, refinancing or replacing the relevant MFL Agreement or repayment in full of the relevant MFL Agreement in connection with its termination) is paid to each holder of Notes at the same time and on equivalent terms (and for the avoidance of doubt such amounts shall be proportional to the aggregate principal amount of Notes outstanding as compared to the aggregate amount of the Indebtedness outstanding under the relevant MFL Agreement); and provided further that no Additional Covenant shall be so deemed automatically waived, amended or deleted during any time that a Default or Event of Default has occurred and is continuing.  In determining whether a breach of any Financial Covenant incorporated by reference into this Agreement pursuant to this Section 9.10 shall constitute an Event of Default, the period of grace, if any, applicable to such Additional Covenant in the relevant MFL Agreement shall apply.

Although it will not be a Default or an Event of Default if the Constituent Companies fail to comply with any provision of Section 9 on or after the Execution Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 10.                 NEGATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 10.1.     Transactions with Affiliates.  The Constituent Companies will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to the reasonable requirements of such Constituent Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Constituent Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.   Merger, Consolidation, Sales of Assets and Other Arrangements.  The Constituent Companies will not, and will not permit any Subsidiary to, (x) enter into any transaction of merger or consolidation, (y) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or (z) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided,  however, that:

(a)       any of the actions described in the immediately preceding clauses (x) through (z) may be taken with respect to any Subsidiary (other than the Issuer) so long as (1) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence and (2) if such action includes the sale of all Equity Interests in a Subsidiary that is a Subsidiary Guarantor owned directly or indirectly by the Parent Guarantor, such Subsidiary can and will be released from the Guaranty in accordance with Section 9.9(b);

(b)       the Parent Guarantor and its Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)       a Person may merge with the Parent Guarantor, the Issuer or a Subsidiary Guarantor so long as (1) the survivor of such merger is the Parent Guarantor, the Issuer or such Subsidiary Guarantor or, solely in the case of a Subsidiary Guarantor, becomes a Subsidiary Guarantor at the time of such merger, and (2) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including a Default or Event of Default resulting from a breach of Section 10.8 or any Additional Covenant; and

(d)       the Parent Guarantor and its Subsidiaries may sell, transfer or dispose of assets among themselves.

Further, (i) no Constituent Company or any Subsidiary Guarantor may enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person and (ii) no Subsidiary that is not the Issuer or a Subsidiary Guarantor may enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another unless no Default or Event of Default then exists or would result therefrom.

Section 10.3.     Line of Business.  The Constituent Companies will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, are engaged on the Execution Date as described in the Memorandum.

Section 10.4.   Economic Sanctions, Etc.  The Constituent Companies will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any Purchaser or holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5.   Permitted Liens; Negative Pledge.

(a)     The Constituent Companies will not, and will not permit any Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.8.  In addition, the Constituent Companies will not, and will not permit any Subsidiary to, secure any Indebtedness outstanding under or pursuant to a Material Credit Facility unless and until the Notes (and the Subsidiary Guaranty Agreement and any other Guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, an intercreditor agreement and opinions of counsel to the Constituent Companies and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

(b)     The Constituent Companies will not, and will not permit any Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for (1) a Negative Pledge contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to or less restrictive than those restrictions contained in this Agreement; (2) a Negative Pledge contained in any agreement relating to assets to be sold where the restrictions on encumbering assets relate only to such assets pending such sale; (3) a Negative Pledge contained in a joint venture agreement applicable solely to the assets or Equity Interests of such joint venture; and (4) a Negative Pledge contained in any agreement (i) evidencing Secured Indebtedness of such Person, but only to the extent that no Default or Event of Default is in existence at the time such Secured Indebtedness is created, incurred or assumed, nor would result from the creation, incurrence or assumption of such Secured Indebtedness (including a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.8), (ii) the Lien securing such Secured Indebtedness is permitted to exist pursuant to this Agreement, and (iii) which prohibits the creation of any other Lien on only the property securing such Secured Indebtedness.

Section 10.6.   Restrictions on Intercompany Transfers.  The Constituent Companies will not, and will not permit any Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other Equity Interests owned by the Parent Guarantor or any other Subsidiary; (b) pay any Indebtedness owed to the Parent Guarantor or any other Subsidiary; (c) make loans or advances to the Parent Guarantor or any other Subsidiary; or (d) transfer any of its property or assets to the Parent Guarantor or any other Subsidiary, in each case, other than: (1) with respect to clauses (a) through (d), those encumbrances or restrictions (i) contained in this Agreement or (ii) contained in any other agreement that evidences unsecured Indebtedness containing encumbrances or restrictions on the actions described above that are substantially similar to or less restrictive than those contained in this Agreement, or (2) with respect to clause (d), (i) restrictions contained in any agreement relating to the sale of a Subsidiary (other than the Issuer) or the assets of a Subsidiary pending sale, or relating to Secured Indebtedness secured by a Lien on assets that the Parent Guarantor or any Subsidiary may create, incur, assume, or permit or suffer to exist under this Agreement; provided that in any such case, the restrictions apply only to the Subsidiary or the assets that are the subject of such sale or Lien, as the case may be or (ii) customary provisions restricting assignment of any agreement entered into by the Parent Guarantor or any Subsidiary in the ordinary course of business.

Section 10.7.   Parent Guarantor Ownership and Management of the Issuer.  The Constituent Companies will not permit the Parent Guarantor or a Wholly-Owned Subsidiary of the Parent Guarantor to (a) cease to be the sole managing member of the Issuer, (b) cease to have the sole and exclusive power to exercise all management and control over the Issuer or (c) cease to own and control, directly or indirectly, at least 80% of the outstanding Equity Interests of the Issuer.

Section 10.8.   Financial Covenants.

(a)     Maximum Leverage Ratio.  The Parent Guarantor will not permit the Leverage Ratio to exceed 6.50 to 1.00 at any time; provided,  however, that the Parent Guarantor shall have the option, exercisable one time, to elect that the Leverage Ratio may exceed 6.50 to 1.00 for a period (such period, the “Surge Period”) of one or two consecutive fiscal quarters commencing with the fiscal quarter during which the Issuer delivers the notice referred to below so long as (1) the Issuer has delivered a written notice to each holder of the Notes that the Parent Guarantor is exercising its option under this subsection (a) and (2) the Leverage Ratio does not exceed 7.00 to 1.00 at any time during the Surge Period.

(b)     Minimum Fixed Charge Coverage Ratio.  The Parent Guarantor will not permit the ratio of (1) Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended to (2) Fixed Charges for such period to be less than 1.50 to 1.00 as of the last day of such period.

(c)     Maximum Unencumbered Leverage Ratio.  The Parent Guarantor will not permit the ratio of (1) Unsecured Indebtedness of the Parent Guarantor and its

Subsidiaries determined on a consolidated basis to (2) Unencumbered Asset Value to exceed 0.60 to 1.00 at any time.

(d)     Maximum Secured Indebtedness Ratio.  The Parent Guarantor will not permit the ratio of (1) Secured Indebtedness of the Parent Guarantor and its Subsidiaries determined on a consolidated basis to (2) Total Asset Value to exceed 0.45 to 1.00 at any time

(e)     Minimum Unencumbered Implied Debt Service Coverage Ratio. The Parent Guarantor will not permit the ratio of (1) Adjusted NOI from Unencumbered Properties to (2) Implied Debt Service for all Unsecured Indebtedness of the Parent Guarantor and its Subsidiaries to be less than 1.20 to 1.00 at any time.

(f)     Minimum Unencumbered Property Requirements.  The Parent Guarantor will not permit the number of Unencumbered Properties to be less than seven Properties or the Unencumbered Asset Value to be less than $500,000,000.

Although it will not be a Default or an Event of Default if the Constituent Companies fail to comply with any provision of Section 10 before or after giving effect to the issuance of the Notes on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 11.              EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)     the Issuer defaults in the payment of any principal or Make-Whole Amount, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)     the Issuer defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

(c)     either Constituent Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10 or any Additional Covenant; or

(d)     either Constituent Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Subsidiary Guaranty Agreement and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of either Constituent Company obtaining actual knowledge of such default and (2) either Constituent Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)     (1) any representation or warranty made in writing by or on behalf of either Constituent Company or by any officer of either Constituent Company in this

Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in the Subsidiary Guaranty Agreement or any writing furnished in connection with the Subsidiary Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f)     (1) either Constituent Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 (or, in the case of Nonrecourse Indebtedness, $175,000,000) (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) either Constituent Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 (or, in the case of Nonrecourse Indebtedness, $175,000,000) (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has (i) been declared due and payable before its stated maturity or before its regularly scheduled dates of payment or (ii) one or more Persons are entitled to declare such Indebtedness to be due and payable before its stated maturity or before its regularly scheduled dates of payment, provided that in the case of clause (ii), upon the receipt by each holder of Notes of evidence that such default has been waived in writing by the requisite Person(s) holding such Indebtedness, so long as the Required Holders shall not have then exercised any of their rights or remedies with respect to such default, such event shall automatically cease to constitute an Event of Default hereunder or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) either Constituent Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000 (or, in the case of Nonrecourse Indebtedness, $175,000,000) (or its equivalent in the relevant currency of payment), or (ii) one or more Persons have the right to require either Constituent Company or any Subsidiary so to purchase or repay such Indebtedness, provided that, upon the receipt by each holder of Notes of evidence that such right has been waived in writing by the requisite Person(s) holding such Indebtedness, so long as the Required Holders shall not have then exercised any of their rights or remedies with respect to such right, such event shall automatically cease to constitute an Event of Default hereunder; or

(g)     either Constituent Company, any Subsidiary Guarantor or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h)     a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Constituent Company, any Subsidiary Guarantor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Constituent Company, any Subsidiary Guarantor or any Significant Subsidiary, or any such petition shall be filed against either Constituent Company, any Subsidiary Guarantor or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i)     any event occurs with respect either Constituent Company, any Subsidiary Guarantor or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j)     one or more final judgments or orders for the payment of money aggregating in excess of $25,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Constituent Companies and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)     if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor or any Subsidiary thereunder, (8) the Parent Guarantor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Parent Guarantor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)     the Subsidiary Guaranty Agreement shall cease to be in full force and effect with respect to any Subsidiary Guarantor, any Subsidiary Guarantor or any Person acting on behalf of such Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty Agreement with respect to such Subsidiary Guarantor, or the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty Agreement are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Subsidiary Guaranty Agreement.

SECTION 12.               REMEDIES ON DEFAULT, ETC.

Section 12.1.   Acceleration.

(a)     If an Event of Default with respect to either Constituent Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)     If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)     If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (2) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.     Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Subsidiary Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.     Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.     No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Constituent Companies under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.                 GUARANTEE.

Section 13.1.     The Guarantee.  The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, to each holder of a Note (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, Make-Whole Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes and all other obligations of the Issuer under this Agreement and (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or observed by the Issuer under the terms of this Agreement and the Notes (all the foregoing being hereinafter collectively called the “Obligations”).  The Parent Guarantor further agrees (to the extent permitted by applicable law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 13 notwithstanding any extension or renewal of any Obligation.

Section 13.2.     Waiver of Defenses.  The Parent Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment.  The Parent Guarantor waives notice of any default under this Agreement, the Notes or the other Obligations.  The obligation of the Parent Guarantor hereunder shall not be affected by (a) the failure of any holder of a Note to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Subsidiary Guarantor) under this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement; (d) the acceptance of any security or Guarantee (including the Subsidiary Guaranty Agreement) by any holder of a Note for the Obligations or any of them; (e) the release of any security or Guarantee (including the Subsidiary Guaranty Agreement) held by any holder of a Note for the Obligations or any of them; (f) the release of the Issuer, any Subsidiary Guarantor or any other Person from its liability with respect to the Obligations; (g) any act or failure to act with regard to the Obligations; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedure affecting the Issuer, any Subsidiary Guarantor or any other Person or any of the assets of any of them, or any allegation or contest of the validity of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or the disaffirmance of this Agreement or the Notes or the Subsidiary Guaranty Agreement or any other agreement in any such proceeding; (i) the invalidity or unenforceability of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement; (j) the impossibility or illegality of performance on the part of the Issuer, any Subsidiary Guarantor or any other Person of its obligations under the Notes, this Agreement, the Subsidiary Guaranty Agreement or any other instrument or agreement; (k) in respect of the Issuer, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), acts of terrorists, civil commotions, acts of God or the public enemy, delays or failures of suppliers or carriers, inability to obtain materials, action of any Governmental Authority, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer, any Subsidiary Guarantor or any other Person and whether or not of the kind above specified; or (l) any change in the ownership of the Issuer.

It being understood that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Section 13.2 that the obligations of the Parent Guarantor shall be absolute, unconditional and irrevocable to the extent herein specified and shall not be discharged, impaired or varied except by the payment of the Obligations and then only to the extent of such payment.

Section 13.3.     Guaranty of Payment.  The Parent Guarantor further agrees that the Guarantee herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of a Note to any other Person or to any security held for payment of the Obligations.

Section 13.4.     Guaranty Unconditional.  The obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder of a Note to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

Section 13.5.     Reinstatement.  The Parent Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Issuer or otherwise.

Section 13.6.     Payment on Demand.  In furtherance of the foregoing and not in limitation of any other right which any holder of a Note has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by any holder of a Note, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the sum of (a) the unpaid amount of such Obligations then due and owing and (b) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by applicable law).

The Parent Guarantor acknowledges and agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of a Note or this Agreement and that notwithstanding recovery hereunder for or in respect of any given Default or Event of Default, the Guarantee contained in this Section

13 shall remain in full force and effect and shall apply to each and every subsequent Default or Event of Default.

Section 13.7.     Stay of Acceleration.  The Parent Guarantor further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Guarantee.

Section 13.8.     No Subrogation.  Notwithstanding any payment or payments made by the Parent Guarantor hereunder, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of any holder of a Note against the Issuer or any collateral security or Guarantee or right of offset held by any holder for the payment of the Obligations, nor shall the Parent Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any Subsidiary Guarantor in respect of payments made by the Parent Guarantor hereunder, until all amounts owing to the holders of the Notes by the Issuer on account of the Obligations are paid in full.  If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent Guarantor in trust for the holders of the Notes, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the holders of the Notes in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the holders of the Notes, if required), to be applied against the Obligations.

Section 13.9.     Marshalling.  No holder of a Note shall be under any obligation: (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes and this Agreement or the obligations of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor’s burden, any right to which the Parent Guarantor hereby expressly waives.

Section 13.10.   Transfer of Notes.  All rights of any holder of a Note under this Section 13 shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such holder whether with or without the consent of or notice to the Parent Guarantor under this Section 13 or to the Issuer.

Section 13.11.   Consideration.  The Parent Guarantor has received, or shall receive, direct or indirect benefits from the making of this Guarantee.

SECTION 14.                 REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 14.1.     Registration of Notes.  The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more

Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.  The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2.     Transfer and Exchange of Notes.  Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(c)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a) or Schedule 1(b), as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred (a) to any Competitor, provided that the limitation contained in this clause (a) shall not apply during any period when an Event of Default has occurred and is continuing, and (b) in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

Section 14.3.     Replacement of Notes.  Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)        in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)        in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15.                 PAYMENTS ON NOTES.

Section 15.1.     Place of Payment.  Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction.  The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.     Payment by Wire Transfer.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2.  The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

Section 15.3.    FATCA Information.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder.  Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

SECTION 16.                  EXPENSES, ETC.

Section 16.1.     Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Constituent Companies will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and the expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of either Constituent Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $6,500.  If required by the NAIC, the Issuer shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Constituent Companies will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer, provided that the Constituent Companies shall have no obligation under this clause (3) to any Purchaser or holder to the extent resulting from the bad faith, gross negligence or willful misconduct of such Purchaser or holder as determined by a court of competent jurisdiction by final and nonappealable judgment.

Section 16.2.     Certain Taxes.  The Constituent Companies agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where either Constituent Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Subsidiary Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Constituent

Companies pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Constituent Companies hereunder.

Section 16.3.     Survival.  The obligations of the Constituent Companies under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 17.                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of either Constituent Company pursuant to this Agreement shall be deemed representations and warranties of such Constituent Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Constituent Companies and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18.                 AMENDMENT AND WAIVER.

Section 18.1.     Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Constituent Companies and the Required Holders, except that:

(a)       no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)       no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4 or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 13, 18 or 21.

Section 18.2.   Solicitation of Holders of Notes.

(a)     Solicitation. The Constituent Companies will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Subsidiary Guaranty Agreement.  The Constituent Companies will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or the Subsidiary Guaranty Agreement to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)     Payment. The Constituent Companies will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or any holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)     Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 18 or the Subsidiary Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (1) a Constituent Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with either Constituent Company and/or any of its Affiliates in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3.   Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 18 or the Subsidiary Guaranty Agreement applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Constituent Companies without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between either Constituent Company and any Purchaser or any holder of a Note and no delay in exercising any rights hereunder or under any Note or the Subsidiary Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or any holder of such Note.

Section 18.4.   Notes Held by the Constituent Companies, Etc.   Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by a Constituent Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19.                NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid).  Any such notice must be sent:

(1)     if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Constituent Companies in writing,

(2)     if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Constituent Companies in writing, or

(3)     if to either Constituent Company, to such Constituent Company at its address set forth at the beginning hereof to the attention of Bryan Giglia, or at such other address as such Constituent Company shall have specified to the Purchaser and holders of the Notes in writing.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20.                 REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Execution Date or at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  Each Constituent Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit either Constituent Company or any other Purchaser or holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21.                 CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of a Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Constituent Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by a Constituent Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (5) any Person from which it offers to purchase any Security of a Constituent Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by a Constituent Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Constituent Companies embodying this Section 21.

In the event that as a condition to receiving access to information relating to a Constituent Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and such Constituent Company, this Section 21 shall supersede any such other confidentiality undertaking.

SECTION 22.                 SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Constituent Companies, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Constituent Companies of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23.                 MISCELLANEOUS.

Section 23.1.    Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, neither Constituent Company may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2.    Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Parent Guarantor to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 –

Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3.     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4.     Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 23.5.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.6.     Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7.   Jurisdiction and Process; Waiver of Jury Trial.

(a)     Each Constituent Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each Constituent Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)     Each Constituent Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)     Each Constituent Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section.  Each Constituent Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)     Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against a Constituent Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)     The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Constituent Companies, whereupon this Agreement shall become a binding agreement between you and the Constituent Companies.

Very truly yours,

SUNSTONE HOTEL PARTNERSHIP, LLC

By	/s/ Bryan A. Giglia
Its Chief Financial Officer

SUNSTONE HOTEL INVESTORS, INC.

By	/s/ Bryan A. Giglia
Its Chief Financial Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

[ADD PURCHASER SIGNATURE BLOCKS]

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Covenant” is defined in Section 9.10.

“Additional Note Purchase Agreement” means any note purchase agreement or similar agreement entered into by the Issuer and/or the Parent Guarantor after the Execution Date in connection with a private placement debt financing.

“Adjusted EBITDA” means, for any given period, (a) EBITDA of the Parent Guarantor and its Subsidiaries determined on a consolidated basis for such period, minus (b) FF&E Reserves for such period.

“Adjusted NOI” means, for any Property and for any period (or if no applicable period is stated, the period of 12 consecutive fiscal months then ended), Net Operating Income for such Property for such period minus an imputed franchise fee in the amount of 4.00% of the gross revenues for such Property for such period; provided,  however, for purposes of this definition, no imputed franchise fee shall be deducted from Net Operating Income with respect to any Property that is not subject to a Franchise Agreement.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent Guarantor.

“Agreement” means this Note and Guarantee Agreement, including all Schedules and Exhibits attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bank Credit Agreement” means that certain Credit Agreement dated as of April 2, 2015 by and among the Constituent Companies, the financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, and Citibank, N.A., PNC Bank, National Association, and U.S. Bank National Association, as documentation agents, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof; provided that if no Bank Credit Agreement then exists, the largest Material Credit Facility then in effect shall be deemed to be the Bank Credit Agreement.

SCHEDULE A
(to Note and Guarantee Agreement)

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Boston Park Plaza Hotel” means the Boston Park Plaza Hotel located in Boston, Massachusetts.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California or New York, New York are required or authorized to be closed.

“Capitalization Rate” means (a) 7.25% for (1) upscale select-service, upper-upscale or above full-service Properties developed with hotels and located within the central business districts of Boston, Massachusetts; Chicago, Illinois; Manhattan, New York City; Washington, D.C.; and San Francisco, California and (2) the Wailea Beach Marriott or (b) 8.00% for all other Properties, provided that, if the Bank Credit Agreement provides for a “capitalization rate” for the Property or types of Properties described in clause (a) or clause (b) that is higher or lower than the rate set forth in such clause, then the applicable rate for such Property or types of Properties shall be such higher or lower rate, provided,  however, that in no event may the capitalization rate used for the Property or types of Properties described in clause (a) or clause (b) be less than 6.25% and 7.00%, respectively.

“Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.  The obligations of Sunstone St. Clair, LLC, a Delaware limited liability company and Subsidiary of the Issuer, under the Hyatt Chicago Capital Lease shall not constitute Capitalized Lease Obligations.  Notwithstanding the reclassification of ground or building leases as capitalized leases or lease liabilities under FASB ASC 842, obligations of the Company or any Subsidiary under a ground or building lease shall not constitute Capitalized Lease Obligations so long as the lease payments under such ground or building lease are deducted from EBITDA.

“Change in Control” is defined in Section 8.7(f).

“Change in Control Proposed Prepayment Date” defined in Section 8.7(b).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Competitor” means any Person that is a real estate investment trust, real property fund or a listed property trust; provided, however, that the term “Competitor” shall exclude any Person that is an Institutional Investor and that, but for this proviso, would fall within the definition of “Competitor” solely through the holding of passive investments in a Competitor.

“Confidential Information” is defined in Section 21.

“Constituent Companies” and “Constituent Company” are defined in the first paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Parent Guarantor and any of their or the Parent Guarantor’s respective Controlled Affiliates and (b) if the Parent Guarantor has a parent company, such parent company and its Controlled Affiliates.

“Credit Rating” means the rating assigned by S&P or Moody’s to the senior unsecured long term Indebtedness of a Person.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Derivatives Contract” means a “swap agreement” as defined in Section 101 of the United States Bankruptcy Code of 1978.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value(s) determined in accordance therewith, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations or estimates provided by any recognized dealer in Derivatives Contracts.

“Development Property” means, as of any date of determination, any Property on which the existing building or other improvements are undergoing renovation and redevelopment that will either (a) disrupt the occupancy of at least 10% of the rentable rooms of such Property or (b) temporarily reduce the Net Operating Income of such Property by more than 10% as compared to the immediately preceding comparable prior period.  A Property that satisfies the foregoing requirements shall constitute a Development Property unless the Issuer in its discretion notifies each holder of Notes in writing that such Property shall not constitute a Development Property.  Notwithstanding the foregoing in the case of the Boston Park Plaza Hotel or the Wailea Beach Marriott, during planned renovations of such Property, such Property shall not be treated as a Development Property if the Issuer has provided written notice to each holder of Notes (a) that such renovations have commenced, (b) that the Issuer elects to have such Property not treated as a Development Property and (c) of the date on which such election is to become effective.  Upon the effective date of such an election, the Operating Property Value of such Property shall be deemed to be equal to the purchase price paid by the Issuer (or any applicable Subsidiary) for such Property less any amounts paid to the Issuer (or such Subsidiary) as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements.  Such election shall cease to be effective upon the earlier of (1) the date six months following the date all improvements related to the renovation of such Property have been substantially completed and (2) June 30, 2017.  Once such election shall cease to be effective, such Property shall be valued as a Seasoned Property.  A Property shall cease to be a Development Property once all improvements related to the renovation or redevelopment of such Property has been substantially completed.

“Disclosure Documents” is defined in Section 5.3.

“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis exclusive of the following (but only to the extent included in determination of such net income (loss)):  (1) depreciation and amortization expense; (2) Interest Expense; (3) income tax expense; (4) extraordinary or non-recurring gains, losses, revenues and expenses; and (5) other non-cash charges including impairment charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments) plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.  EBITDA shall be adjusted to remove any impact from (i) non-cash amortization of stock grants to members of the Parent Guarantor’s management, (ii) straight line rent leveling adjustments required under GAAP and (iii) amortization of intangibles pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805.  For purposes of determining compliance with the Leverage Ratio, (A) EBITDA attributable to Properties disposed of by the Issuer or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 7.1(a) or Section 7.2(b), or disposed of after such period but on or before the applicable date of determination, shall be excluded and (B) EBITDA attributable to any Property acquired by the Issuer or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 7.1(a) or Section 7.1(b), or acquired after such period but on or before the applicable date of determination, shall be utilized regardless of the date such Property was acquired by the Issuer or such Subsidiary.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is fully developed as (1) an upscale, upper-upscale or luxury (as defined by Smith Travel Research) full-service hotel with not less than 150 keys or (2) a select-service (as defined by Smith Travel Research) hotel located in a top 25 market (or major resort market); (b) such Property is located in a top 50 MSA or a destination resort; (c) such Property is free of all structural defects, architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property; (d) such Property is owned in fee simple, or leased under a Ground Lease, entirely by the Issuer or a Subsidiary that is a Subsidiary Guarantor; (e) such Property is located in one of the 48 contiguous states of the United States or in Hawaii or the District of Columbia; (f) all material occupancy and operating permits and customary licenses required under applicable law for such Property are in effect and such Property is covered by insurance in amounts and upon terms that satisfy the criteria set forth in Section 9.2;  (g) neither such Property, nor if such Property is owned by a Subsidiary, any of the Issuer’s direct or indirect ownership interest in such Subsidiary, is subject to (1) any Lien other than Permitted Liens (but not Permitted Liens described in clause (g) of the definition of that term) or (2) any Negative Pledge other than a Negative Pledge described in Section 10.5(b)(1) or (2); (h) regardless of whether such Property is owned by the Issuer or a Subsidiary, the Issuer has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (1) to create Liens on such Property as security for Indebtedness of the Issuer or such Subsidiary, as applicable, and (2) to sell, transfer or otherwise dispose of such Property; (i) such Property is currently open for business to the public and (j) such Property is (1) branded by a nationally recognized hotel company (such as Marriott, Hilton, Hyatt, Fairmont, Intercontinental or Starwood) or an Affiliate of such a company or (2) operated as an independent hotel in a central business district or in Hawaii or another location not objected to by the Required Holders acting reasonably.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Guarantor under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” is defined in Section 8.7(h)(1).

“Excluded Subsidiary” means any Subsidiary as to which both of the following apply (a) such Subsidiary holds title to, or beneficially owns, assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or is a direct or indirect beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests); and (b) which (1) is, or is expected to be, prohibited from Guarantying the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (2) is prohibited from Guarantying the Indebtedness of any other Person pursuant a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Execution Date” is defined in Section 3.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“FF&E Reserves” means, for any period and with respect to a Property, an amount equal to the greater of (a) 4.00% of total gross revenues for such Property for such period and (b) the aggregate amount of reserves in respect to furniture, fixtures and equipment required under any Property Management Agreement or Franchise Agreement applicable to such Property for such period.  If the term FF&E Reserves is used without reference to a specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Parent Guarantor and its Subsidiaries and the applicable Ownership Share of all Properties of all Unconsolidated Affiliates of the Parent Guarantor.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that requires the Parent Guarantor and/or any Subsidiary to:

(a)     maintain a specified level of net worth, shareholders’ equity, total assets, unencumbered assets, unencumbered properties, cash flow, net income, occupancy rate or lease term;

(b)     maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, subsidiary indebtedness, senior indebtedness, secured indebtedness, unsecured indebtedness, or subordinated indebtedness to total capitalization, total assets, unencumbered assets or to net worth);

(c)     maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow, operating income or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness);

(d)     restricts the amount of distributions; or

(e)     restrict the amount or type of its investments;

but in all cases excluding any such covenant that amounts to a negative pledge or a sale of assets limitation.

“Fixed Charges” means, for any period, the sum of the following (without duplication): (a) Interest Expense of the Parent Guarantor and its Subsidiaries determined on a consolidated basis for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Parent Guarantor and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment due upon the stated maturity of such Indebtedness, (c) all Preferred Dividends paid during such period on Preferred Equity Interests not owned by the Parent Guarantor or any of its Subsidiaries and (d) payments in respect of Capitalized Lease Obligations.  The Parent Guarantor’s Ownership Share of the Fixed Charges of Unconsolidated Affiliates of the Parent Guarantor shall be included in determinations of Fixed Charges.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Franchise Agreement” means an agreement permitting the use of the applicable hotel brand name, hotel system trademarks, trade names and any related rights in connection with the ownership or operation of a Property.

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a)     the government of

(1)     the United States or any state or other political subdivision thereof, or

(2)     any other jurisdiction in which the Parent Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor or any Subsidiary, or

(b)     any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Ground Lease” means a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including the following: (a) a remaining term (inclusive of any unexercised extension or renewal options that are exercisable without condition (other than a condition that no default exists under such ground lease at the time of exercise of such extension or renewal option)) of 50 years or more from the Execution Date or, in the event that such remaining term is less than 50 years, such ground lease either (1) contains an unconditional end-of-term purchase option in favor of the lessee for consideration that is de minimus or (2) provides that the lessee’s leasehold interest therein automatically becomes a fee-owned interest at the end of the term; (b) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor or, if consent is required, such consent has been obtained or is required to be given upon the satisfaction of customary conditions; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) acceptable transferability of the lessee’s interest under such lease, including ability to sublease; (e) acceptable limitations on the use of the leased property; and (f) clearly determinable rental payment terms which in no event contain profit participation rights.  So long as the ground lease for the Hyatt Regency Newport Beach located in Newport Beach, California satisfies the requirements of the preceding clauses (b) through (f), such ground lease shall be deemed to be a Ground Lease.

“Guaranty,” “Guaranteed,” “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (1) the purchase of securities or obligations, (2) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (3) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (4) repayment of amounts drawn down by beneficiaries of letters of credit, or (5) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  Obligations in respect of customary performance guaranties and Guaranties constituting Nonrecourse Indebtedness shall not be deemed to give rise to Indebtedness or otherwise constitute a Guaranty except as otherwise provided in the definition of “Nonrecourse Indebtedness.”

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 12, 18.2 and 19 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Hyatt Chicago Capital Lease” means that certain Lease dated December 15, 1997 between Chicago Title Land Trust Company, as trustee, as successor trustee to LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago, and Sunstone St. Clair, LLC, a Delaware limited liability company, as assignee of Patriot Mortgage Borrower, L.L.C., as assignee of Oxford Wyn 633 Investment Company, L.L.C.

“Implied Debt Service” means (a) a given principal balance of Unsecured Indebtedness multiplied by (b) the greatest of (1) 10% per annum, (2) the highest per annum interest rate then applicable to any of the outstanding principal balance of any form of loan then outstanding under the Bank Credit Agreement and (3) a mortgage debt constant for a loan calculated using a per annum interest rate equal to the yield on a 10-year United States Treasury Note at such time plus 3.50% and amortizing in full in a 25-year period.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business which is not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (1) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (2) evidenced by bonds, debentures, notes or similar instruments, or (3) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any (1) purchase obligation, repurchase obligation or takeout commitment, in each case evidenced by a binding agreement and to the extent such obligation is to acquire Equity Interests of another Person, assets of another Person that constitute the business or a division or operating unit of such Person, real estate, bonds, debentures, notes or similar instruments or (2) forward equity commitment evidenced by a binding agreement (provided,  however that this clause (g) shall exclude (i) any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock) and (ii) in the case of the Parent Guarantor, obligations incurred in the ordinary course of the business of the Issuer and its Subsidiaries to acquire developed Properties within 6 months of the incurrence of such obligations); (h) net obligations under any Derivatives Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof at such time (but in no event less than zero); (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for Guaranties constituting Nonrecourse Indebtedness); and (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation.  Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse (other than in respect of exceptions referred to in the definition of Nonrecourse Indebtedness) to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of such recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).  The Notes shall constitute Indebtedness of the Issuer.

“INHAM Exemption” is defined in Section 6.3(e).

“Interest Expense” means, with respect to a Person and for any period, and without duplication (a) all paid, accrued or capitalized interest expense (including capitalized interest expense) other than (1) capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes and (2) interest expense attributable to Capitalized Lease Obligations of such Person, and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), such Person’s Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person.  The term “Interest Expense” shall exclude all costs and expenses, including any prepayment penalties, of defeasing, or otherwise paying or prepaying, any Indebtedness encumbering any Property or amortization of deferred financing fees or the write-off of any deferred financing fees following the acquisition, disposition or refinancing thereof.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following:  (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuer” is defined in the first paragraph of this Agreement.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (1) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (2) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Leverage Ratio” means, as of a given date, the ratio of (a)(1) Total Indebtedness as of such date minus (2) the lesser of (i) the amount, if any, by which Unrestricted Cash exceeds $25,000,000 on such date and (ii) the lowest maximum amount, if any, of Unrestricted Cash then permitted to be subtracted from “total indebtedness” for purposes of determining the leverage ratio covenant under any Material Credit Facility to (b) EBITDA of the Parent Guarantor and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 7.1(a) or Section 7.1(b).

“Make-Whole Amount” is defined in Section 8.6.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c), on or prior to the Maturity Date of the Series B Notes.

“Marketable Securities” means: (a) common or preferred Equity Interests of Persons located in, and formed under the laws of, any State of the United States or the District of Columbia, which Equity Interests are subject to price quotations (quoted at least daily) on The NASDAQ Stock Market’s National Market System or have trading privileges on the New York Stock Exchange, the American Stock Exchange or another recognized national United States Securities exchange and (b) Securities evidencing Indebtedness issued by Persons located in, and formed under the laws of, any State of the United States or the District of Columbia, which Persons have a Credit Rating of “BBB-” or “Baa3” or better.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the ability of either Constituent Company to perform its obligations under this Agreement and/or the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty Agreement, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty Agreement.

“Material Contract” means any contract or other arrangement (other than this Agreement, the Notes or the Subsidiary Guaranty Agreement), whether written or oral, to which either Constituent Company or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Credit Facility” means, as to the Constituent Companies and their Subsidiaries,

(a)     the Bank Credit Agreement;

(b)     that certain Term Loan Agreement dated as of December 17, 2015 by and among the Constituent Companies, the financial institutions party thereto, PNC Bank, National Association, as administrative agent, PNC Bank, National Association and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, and U.S. Bank

National Association, as syndication agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof; and

(c)     any other agreement(s) creating or evidencing indebtedness for borrowed money (excluding any Nonrecourse Indebtedness) entered into on or after the Execution Date by either Constituent Company or any Subsidiary, or in respect of which either Constituent Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (other than a guaranty of customary recourse exceptions) (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” with respect to any Note is defined in the first paragraph of such Note.

“Memorandum” is defined in Section 5.3.

“MFL Agreement” is defined in Section 9.10.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Parent Guarantor or a Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Most Favored Lender Notice” means, in respect of any Additional Covenant, a written notice from the Constituent Companies giving notice of such Additional Covenant, including therein a verbatim statement of such Additional Covenant, together with any definitions incorporated therein.

“MSA” means a Metropolitan Statistical Area as listed in Budget Bulletin No. 09-01 issued by the Executive Office of the President of the United States of America, Office of Management and Budget.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than this Agreement) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided,  however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) gross revenues received in the ordinary course from such Property minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Issuer or any Subsidiary and any property management fees) minus (c) the FF&E Reserves for such Property as of the end of such period minus (d) an imputed management fee in the amount of 3.00% of the gross revenues for such Property for such period.  For purposes of determining Adjusted NOI, Operating Property Value, Total Asset Value and Unencumbered Asset Value, (1) NOI from Properties disposed of by the Issuer or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 7.1(a) or Section 7.1(b) shall be excluded and (2) NOI for the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 7.1(a) or Section 7.1(b) for any Property acquired by the Issuer or any Subsidiary during such period shall be utilized regardless of the date such Property was acquired by the Issuer or such Subsidiary.

“New Property” means each Property on which a hotel is located acquired by the Parent Guarantor, any Subsidiary or any Unconsolidated Affiliate from the date of acquisition until the Seasoned Date in respect thereof; provided,  however, that, upon the Seasoned Date for any New Property, such New Property shall be converted to a Seasoned Property and shall cease to be a New Property.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Parent Guarantor or any Subsidiary primarily for the benefit of employees of the Parent Guarantor or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“Obligations” is defined in Section 13.1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Obligations” means, in the case of the Parent Guarantor or any of its Subsidiaries, liabilities and obligations of the Parent Guarantor, any such Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent Guarantor would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent Guarantor’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent Guarantor is required to file with the SEC.

“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Operating Property Value” means, at any date of determination, (a) for each New Property (until the Seasoned Date), or Development Property (that is not a Seasoned Property), the purchase price of the Property less any amounts paid to the Issuer (or such Subsidiary) as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements; or (b) for each Seasoned Property, (1) the Adjusted NOI of such Property for the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 7.1(a) or Section 7.1(b) divided by (2) the applicable Capitalization Rate.  Notwithstanding the forgoing, the Operating Property Value of the Wailea Beach Marriott and the Boston Park Plaza Hotel may be determined in accordance with the applicable provisions of the definition of “Development Property.”

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly-Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent Guarantor” is defined in the first paragraph of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Liens” means, with respect to any asset or property of a Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) which, in each case, are not at the time required to be paid or discharged under Section 9.4, (b) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 9.4; (c) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar applicable laws; (d) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (e) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; and (f) Liens in favor of the holders of the Notes and (g) Liens in existence on the Execution Date and set forth on Schedule 10.5.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor or any ERISA Affiliate or with respect to which the Parent Guarantor or any ERISA Affiliate may have any liability.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent Guarantor or a Subsidiary.  Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent Guarantor or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Property” means any parcel (or group of related parcels) of real property owned or leased (in whole or in part) or operated by the Parent Guarantor, any Subsidiary or any Unconsolidated Affiliate of the Parent Guarantor.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Management Agreement” means, collectively, all agreements entered into by a Constituent Company or a Subsidiary Guarantor pursuant to which such Person engages a Person to advise it with respect to the management of an Unencumbered Property or to provide management services with respect to the same.

“PTE” is defined in Section 6.3(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Constituent Companies and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Constituent Company or any of its Affiliates).

“Responsible Officer” means, with respect to any Person, any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent Guarantor or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent Guarantor or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent Guarantor or any Subsidiary now or hereafter outstanding.

“Seasoned Date” means the first day on which an acquired Property on which a hotel is located has been owned for four full fiscal quarters following the date of acquisition by the Parent, a Subsidiary or an Unconsolidated Affiliate of the Parent Guarantor.

“Seasoned Property” means Property on which a hotel is located that is not a New Property.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Parent Guarantor, shall include the Parent Guarantor’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Senior Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Significant Subsidiary” means any Subsidiary to which more than $10,000,000 of Total Asset Value is attributable.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property.  In addition, if the assets of a Person consist solely of (1) Equity Interests in one or more Single Asset Entities that directly or indirectly own such single Property and (2) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“Smith Travel Research” means Smith Travel Research or, if Smith Travel Research shall no longer exist, any other Person that provides competitive benchmarking, information services and research to the hotel industry and is acceptable to the Required Holders.

“Source” is defined in Section 6.3.

“Solvent” means, when used with respect to any Person (or group of Persons), that (a) the fair value and the fair salable value of its (or their) assets (excluding any Indebtedness due from any Affiliate of such Person (or group of Persons)) are each in excess of the fair valuation of its (or their) total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is (or group of Persons are) able to pay its (or their) debts or other obligations in the ordinary course as they mature; and (c) such Person (or group of Persons) has capital not unreasonably small to carry on its (or their) business and all business in which it proposes (or they propose) to be engaged

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Subsidiary Guaranty Agreement or a Subsidiary Guaranty Supplement and has not been released from the Subsidiary Guaranty Agreement pursuant to Section 9.9(b).

“Subsidiary Guaranty Agreement” is defined in Section 2.2(b).

“Subsidiary Guaranty Supplement” is defined in Section 9.9(a)(1).

“Substitute Purchaser” is defined in Section 22.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC.

“Surge Period” is defined in Section 10.8(a).

“SVO” means the Securities Valuation Office of the NAIC.

“Total Asset Value” means the sum of all of the following of the Parent Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) Unrestricted Cash and Marketable Securities, plus (b) the Operating Property Value of all Properties of the Parent Guarantor and its Subsidiaries on which a hotel is located, plus (c) the book value of Unimproved Land, Mortgage Receivables and other promissory notes, plus (d) the Parent’s Guarantor Ownership Share of the preceding items for its Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)), plus (e) in the case of any property subject to a purchase obligation, repurchase obligation or takeout commitment which at such time (1) could not be specifically enforced by the seller of such property, the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the applicable contract which, at such time, would be subject to forfeiture upon termination of the contract or (2) could be specifically enforced by the seller of such property, the contractual purchase price of such property, but, in either case, only to the extent the amount of the applicable purchase obligation, repurchase obligation or takeout commitment is included in the Indebtedness of the Issuer and its Subsidiaries on a consolidated basis.  Notwithstanding the foregoing, for purposes of determining Total Asset Value, the amount, if any, by which the value of Marketable Securities included under the immediately preceding clause (a) would account for more than 15% of Total Asset Value shall be excluded.  The percentage of Total Asset Value attributable to a given Subsidiary shall be equal to the ratio expressed as a percentage of (x) an amount equal to Total Asset Value calculated solely with respect to assets owned directly by such Subsidiary to (y) Total Asset Value.

“Total Indebtedness” means without duplication: (a) all Indebtedness of the Parent Guarantor and its Subsidiaries determined on a consolidated basis plus (b) the Parent Guarantor’s Ownership Share of the Indebtedness of all Unconsolidated Affiliates of the Parent Guarantor.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset Value” means at any time the sum of (a) the aggregate Operating Property Values of the Unencumbered Properties at such time and (b) the lesser of (1) the amount, if any, by which Unrestricted Cash exceeds $25,000,000 and (2) the lowest amount, if any, of Unrestricted Cash then permitted to be added to “operating property values” for purposes of determining the “unencumbered asset value” under any Material Credit Facility.  For purposes of this definition, the Adjusted NOI for any Unencumbered Property shall be reduced by an amount equal to (i) the amount by which the Adjusted NOI of such Unencumbered Property would exceed 30% of the aggregate Adjusted NOI of all Unencumbered Properties and (ii) the amount by which the Adjusted NOI of Unencumbered Properties located in the same MSA as such Property would exceed 40% of the aggregate Adjusted NOI of all Unencumbered Properties.  In addition (A) to the extent that Unencumbered Asset Value attributable to Properties leased under Ground Leases would exceed 25% of Unencumbered Asset Value, such excess shall be excluded and (B) if the Wailea Beach Marriott or the Boston Park Plaza Hotel is an Unencumbered Property and the Issuer has elected that such Property not be treated as a Development Property in accordance with the applicable provisions of the definition of such term, then to the extent that the Unencumbered Asset Value attributable to such Property would exceed 25% of Unencumbered Asset Value, such excess shall be excluded.

“Unencumbered Property” means an Eligible Property that is included in the calculation of Unencumbered Asset Value.  A Property shall cease to be an Unencumbered

Property if at any time such Property shall (a) cease to be an Eligible Property (unless such Property has been approved or been deemed to have been approved as an Unencumbered Property by the Required Holders) or (b) for any reason be excluded as an “unencumbered property” under any Material Credit Facility.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.  Unimproved Land shall not include any undeveloped parcels of a Property that has been developed unless and until the Issuer provides written notice to the holders of Notes that the Issuer intends to develop such parcel.

“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unrestricted Cash” means cash and cash equivalents held by the Issuer and its Subsidiaries other than tenant deposits and other cash and cash equivalents that are subject to a Lien or a Negative Pledge or the disposition of which is restricted in any way.

“Unsecured Indebtedness” means with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness and, in the case of the Parent Guarantor, shall include the Parent Guarantor’s Ownership Share of Unsecured Indebtedness of its Unconsolidated Affiliate.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wailea Beach Marriott” means the Wailea Beach Marriott Resort & Spa located in Maui, Hawaii.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Parent Guarantor and the Parent Guarantor’s other Wholly-Owned Subsidiaries at such time.

FORM OF SERIES A NOTE

SUNSTONE HOTEL PARTNERSHIP, LLC

4.69% Series A Guaranteed Senior Notes due January 10, 2026

No. AR- _____	_____ __, 20
$_______	PPN 86801F A*7

FOR VALUE RECEIVED, the undersigned, SUNSTONE HOTEL PARTNERSHIP, LLC (herein called the “Issuer”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on January 10, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.69% per annum from the date hereof, payable semiannually, on the tenth day of January and July in each year, commencing with the January 10 or July 10 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.69% or (ii) 2.00% over the rate of interest publicly announced by the principal office of Bank of America, N.A from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of December 20, 2016 (as from time to time amended, the “Note and Guarantee Agreement”) between the Issuer, Sunstone Hotel Investors, Inc., a corporation organized and existing under the laws of the State of Maryland, and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guarantee Agreement and (ii) made the representation set forth in Section 6.3 of the Note and Guarantee Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guarantee Agreement.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of

SCHEDULE 1(a)
(to Note and Guarantee Agreement)

transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SUNSTONE HOTEL PARTNERSHIP, LLC

By
Its

S-1(a)-2

FORM OF SERIES B NOTE

SUNSTONE HOTEL PARTNERSHIP, LLC

4.79% Series B Guaranteed Senior Notes due January 10, 2028

No. BR- _____	_____ __, 20
$_______	PPN 86801F A@5

FOR VALUE RECEIVED, the undersigned, SUNSTONE HOTEL PARTNERSHIP, LLC (herein called the “Issuer”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on January 10, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.79% per annum from the date hereof, payable semiannually, on the tenth day of January and July in each year, commencing with the January 10 or July 10 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.79% or (ii) 2.00% over the rate of interest publicly announced by the principal office of Bank of America, N.A. in New York, New York from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of December 20, 2016 (as from time to time amended, the “Note and Guarantee Agreement”) between the Issuer, Sunstone Hotel Investors, Inc., a corporation organized and existing under the laws of the State of Maryland, and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guarantee Agreement and (ii) made the representation set forth in Section 6.3 of the Note and Guarantee Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guarantee Agreement.

SCHEDULE 1(b)
(to Note and Guarantee Agreement)

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SUNSTONE HOTEL PARTNERSHIP, LLC

By
Its

S-1(b)-2

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE CONSTITUENT COMPANIES AND THE SUBSIDIARY GUARANTORS

[LETTERHEAD OF LATHAM AND WATKINS LLP]

January 10, 2017

The Purchasers listed on Schedule A hereto

Re:  Sunstone Hotel Investors, Inc. / Note and Guarantee Agreement dated December 20, 2016

Ladies and Gentlemen:

We have acted as special counsel to Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Issuer”), Sunstone Hotel Investors, Inc., a Maryland corporation (the “Parent”), and each of the subsidiaries of the Issuer listed on Schedule B hereto (collectively, the “Initial Subsidiary Guarantors” and, together with the Issuer and the Parent, the “Note Parties”) in connection with (i) that certain Note and Guarantee Agreement, including the Parent Guaranty contained therein (the “Note Agreement”), dated as of December 20, 2016, by and among the Issuer, the Parent and the purchasers party thereto (the “Purchasers”), pursuant to which the Issuer is issuing on the date hereof $120,000,000 aggregate principal amount of its 4.69% Series A Guaranteed Senior Notes due January 10, 2026 (the “Series A Notes”) and $120,000,000 aggregate principal amount of its 4.79% Series B Guaranteed Senior Notes due January 10, 2028 (the “Series B Notes”; the Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes”) and (ii) the other Note Documents (as defined below). This letter is being delivered to you pursuant to Section 4.4(a)(1) of the Note Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure).  We have examined, among other things, the following:

(a)       the Note Agreement;

(b)       the Subsidiary Guaranty Agreement, dated as of the date hereof (the “Subsidiary Guaranty”), executed and delivered by the Initial Subsidiary Guarantors in favor of the Purchasers and each other holder of Notes;

(c)       specimen copies of the Notes listed on Schedule C hereto;

(d)       the third Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of April 6, 2011 (the “Operating LLC Agreement”);

(e)       the certificate of formation of the Issuer and any amendments thereto;

SCHEDULE 4.4(a)(1)
(to Note and Guarantee Agreement)

(f)       the limited liability company agreement of each Initial Subsidiary Guarantor, as amended or restated to the date hereof (collectively, the “Initial Subsidiary Guarantor Operating Agreements”);

(g)       the certificate of formation of each Initial Subsidiary Guarantor and any amendments thereto;

(h)       each agreement described on Schedule 5.15 of the Note Agreement (the “Specified Agreements”); and

(h)       the written consent of (a) the Board of Directors of the Parent; (b) the Parent, as managing member of the Issuer; and (c) the Issuer, as sole member of each Initial Subsidiary Guarantor that is a limited liability company.

The documents described in subsections (a) through (c) above are referred to herein collectively as the “Note Documents.”

We call your attention to the fact that with your consent, we have assumed that each of the Operating LLC Agreement and the Initial Subsidiary Guarantor Operating Agreements is (i) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms; (ii) in full force and effect; and (iii) the entire agreement of the parties pertaining to the subject matter thereof.  We have further assumed, with your consent, the Parent has duly taken such internal actions as may be necessary to enable it to act in its corporate capacity as managing member of the Issuer.

Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Note Parties and others, including the representations and warranties of the Note Parties in the Note Documents. We have not independently verified such factual matters.

Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, in numbered paragraphs 1, 2, 3, 4 and 5 of this letter, the Delaware Limited Liability Company Act (the “DLLCA”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to private placements of debt securities.  Various matters concerning the laws of Maryland are addressed in the opinion of Venable LLP, which has been separately provided to you.  We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the legal or regulatory status of any parties to the Note Documents or the legal or regulatory status of any of their affiliates.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

S-4.4(a)(1)-2

1.    The Issuer is a limited liability company under the DLLCA with limited liability company power and authority to enter into the Note Agreement and the Notes and to perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that the Issuer is validly existing and in good standing under the laws of the State of Delaware.

2.    Each Initial Subsidiary Guarantor is a limited liability company under the DLLCA, with the limited liability company power and authority to enter into the Subsidiary Guaranty Agreement and to perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that each Initial Subsidiary Guarantor is validly existing and in good standing under the laws of the State of Delaware.

3.    The execution, delivery and performance of the Note Documents to which each of the Issuer and the Initial Subsidiary Guarantors is a party have been duly authorized by all necessary limited liability company action of the Issuer and the Initial Subsidiary Guarantors, as the case may be, and each of the Note Documents to which each of the Issuer and the Initial Subsidiary Guarantors is a party has been duly executed and delivered by each of the Issuer and the Initial Subsidiary Guarantors, as the case may be.

4.    Each of the Note Documents is the legally valid and binding agreement of each Note Party that is a party thereto, enforceable against each such Note Party in accordance with its terms.

5.    (a) The execution and delivery by each Note Party of the Note Documents to which it is a party does not on the date hereof and (b) the issuance and sale of the Notes by the Issuer, and the issuance of any guarantee thereof by the Initial Subsidiary Guarantors pursuant to the Note Documents do not, and the performance of the obligations under the Note Documents will not, on the date hereof:

(i)        violate the Operating LLC Agreement or Certificate of Formation of the Issuer or the Subsidiary Guarantor Operating Agreements or Certificates of Formation of the Initial Subsidiary Guarantors, as applicable;

(ii)       result in the breach of or a default under any of the Specified Agreements;

(iii)     violate any federal or New York statute, rule or regulation applicable to the Note Parties (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, assuming the Issuer complies with the provisions of the Note Documents relating to the use of proceeds) or the DLLCA; or

(iv)     require any consents, approvals or authorizations to be obtained by the Note Parties from, or any registrations, declarations or filings to be made by the Note Parties with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Note Parties or the DLLCA, as applicable, that have not been obtained or made.

S-4.4(a)(1)-3

6.    None of the Parent, the Issuer or any Initial Subsidiary Guarantor is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.    No registration of the Notes or any guarantee thereof pursuant to the Note Documents under the Securities Act of 1933, as amended, and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by the Purchasers. We express no opinion, however, as to when or under what circumstances any Notes initially purchased by you may be reoffered or resold.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of or contribution to a party with respect to a liability where such indemnification or exculpation or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law (except for the validity under the laws of the State of New York, but subject to mandatory choice of law rules and constitutional limitations, of provisions in the Note Documents which expressly choose New York as the governing law for the Note Documents), jurisdiction, venue, service of process, arbitration, remedies or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) provisions purporting to make a guarantor primarily liable rather than as a surety, (e) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation and (f) the severability, if invalid, of provisions to the foregoing effect.  We express no opinion with respect to (i) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (ii) waivers of broadly or vaguely stated rights and restrictions upon non-written modifications and waivers; (iii) covenants not to compete; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; and (viii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property. We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in numbered paragraphs 6 and 7 of this letter as to federal securities laws), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws (other than any statute, rule or regulation of the State of New York), environmental laws, margin regulations (except as set forth in numbered paragraph 5(iii) of this letter), the rules of the Financial Industry Regulatory Authority or stock exchange rules (without limiting other laws excluded by customary practice).

S-4.4(a)(1)-4

With your consent, for purposes of the opinion rendered in numbered paragraph 7 of this letter, we have assumed that the representations and agreements made by each of you and each of the Note Parties contained in the Note Documents are accurate and have been and will be complied with.

With your consent, we have assumed (i) that the Note Documents have been duly authorized, executed and delivered by the parties thereto other than the Issuer and the Initial Subsidiary Guarantors; (ii) that the Note Documents constitute legally valid and binding obligations of the parties thereto other than the Note Parties, enforceable against each of them in accordance with their respective terms; and (iii) that the status of the Note Documents as legally valid and binding obligations of the parties is not affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Note Parties herein.

With your consent, we have also assumed (a) that the Parent is duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, and has the power and authority to execute, deliver and perform its obligations under the Note Documents to which it is a party, and (b) that such Note Documents have been duly authorized by all necessary corporate action of the Parent, and duly executed and delivered by the Parent.

This letter is furnished only to you in your capacity as purchasers under the Note Agreement and is solely for the benefit of the Purchasers in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion.  We hereby consent to reliance hereon by any future transferee of your interest in any Note pursuant to a transfer that is made and consented to in accordance with the express provisions of Section 14.2 of the Note Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future transferee must be actual and reasonable under the circumstances existing at the time of transfer, including any changes in law, facts or any other developments known to or reasonably knowable by the transferee at such time.  In addition, we also hereby consent to your furnishing a copy of this letter to:  (i) governmental regulatory agencies having jurisdiction over any person permitted to rely on this letter (including the National Association of Insurance Commissioners), (ii) to attorneys as needed in connection with any legal action arising out of the transactions contemplated by the Note Documents to which a person permitted to rely on this letter is a party, (iii) to your counsel and auditors and (iv) as required by any order of any court or governmental authority; provided,  however, that no such person shall be entitled to rely on this letter.

S-4.4(a)(1)-5

Very truly yours,

DRAFT

S-4.4(a)(1)-6

SCHEDULE A

PURCHASERS

AMERICAN REPUBLIC INSURANCE COMPANY

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

CATHOLIC UNITED FINANCIAL

CATHOLIC FINANCIAL LIFE

CINCINNATI LIFE INSURANCE COMPANY

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

GLEANER LIFE INSURANCE SOCIETY

GREAT WESTERN INSURANCE COMPANY

MINNESOTA LIFE INSURANCE COMPANY

UNITEDHEALTHCARE INSURANCE COMPANY

UNITED INSURANCE COMPANY OF AMERICA

WESTERN FRATERNAL LIFE ASSOCIATION

USAA LIFE INSURANCE COMPANY

USAA CASUALTY INSURANCE COMPANY

UNITED SERVICES AUTOMOBILE ASSOCIATION

AXA EQUITABLE LIFE INSURANCE COMPANY

AB US DIVERSIFIED CREDIT BM FUND

THRIVENT FINANCIAL FOR LUTHERANS

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

TRANSAMERICA LIFE INSURANCE COMPANY

TRANSAMERICA LIFE (BERMUDA) LTD

PACIFIC LIFE INSURANCE COMPANY

BANKERS LIFE AND CASUALTY COMPANY

S-4.4(a)(1)-7

WASHINGTON NATIONAL INSURANCE COMPANY

LIFE INSURANCE COMPANY OF THE SOUTHWEST

NATIONAL LIFE INSURANCE COMPANY

AMERICO FINANCIAL LIFE & ANNUITY INSURANCE COMPANY

TRAVELERS CASUALTY AND SURETY COMPANY

THE STANDARD FIRE INSURANCE COMPANY

AMERICAN FAMILY LIFE INSURANCE COMPANY

PRIMERICA LIFE INSURANCE COMPANY

AMERICAN HEALTH AND LIFE INSURANCE COMPANY

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA

S-4.4(a)(1)-8

SCHEDULE B

INITIAL SUBSIDIARY GUARANTORS

SUNSTONE CENTURY, LLC

SUNSTONE JAMBOREE, LLC

SUNSTONE LA AIRPORT, LLC

SUNSTONE MACARTHUR, LLC

SUNSTONE QUINCY, LLC

SUNSTONE RED OAK, LLC

WB SUNSTONE-PORTLAND, LLC

SUNSTONE EAST GRAND, LLC

SUNSTONE ST. CHARLES, LLC

SUNSTONE EC5, LLC

SUNSTONE HAWAII 3-0, LLC

SUNSTONE HOLDCO 5, LLC

SUNSTONE HOLDCO 6, LLC

SUNSTONE HOLDCO 8, LLC

SUNSTONE SAINT CLAIR, LLC

SUNSTONE HOLDCO 4, LLC

SUNSTONE OCEAN, LLC

BOSTON 1927 OWNER, LLC

S-4.4(a)(1)-9

SCHEDULE C

NOTES

S-4.4(a)(1)-10

FORM OF OPINION OF MARYLAND COUNSEL

FOR THE PARENT GUARANTOR

[LETTERHEAD OF VENABLE LLP]

January 10, 2017

The Purchasers party to the

Agreement referred to below

                  Re:          Sunstone Hotel Investors, Inc.

Ladies and Gentlemen:

We have served as Maryland counsel for Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by Sunstone Hotel Partnership LLC, a Delaware limited liability company (the “Issuer”), of the following series of its notes (collectively, the “Senior Notes”): (a)  $120,000,000 aggregate principal amount of the 4.69% Series A Guaranteed Senior Notes, due January 10, 2026 and (b) $120,000,000 aggregate principal amount of the 4.79% Series B Guaranteed Senior Notes, due January 10, 2028, pursuant to the Note and Guarantee Agreement, dated as of December 20, 2016 (the “Agreement”), by and among the Issuer, the Company and the purchasers of the Senior Notes listed in the Purchaser Schedule thereto (the “Purchasers”).  This opinion is being delivered to you at the request of the Company in connection with Section 4.4(a)(2) of the Agreement.  This firm did not participate in the negotiation or drafting of the Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.     The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.     The Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3.     A certificate, as of January __, 2017, of the SDAT as to the good standing of the Company;

4.     Resolutions adopted by the Board of Directors of the Company (the “Board”), or a duly authorized committee of the Board, relating to the authorization of the execution, delivery and performance by the Company and the Issuer of the Agreement, certified as of the date hereof by an officer of the Company;

5.     The Agreement;

SCHEDULE 4.4(a)(2)
(to Note and Guarantee Agreement)

6.     A certificate executed by an officer of the Company, dated as of the date hereof; and

7.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.     Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.     All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information as to factual maters (other than those facts constituting conclusions of law on matters on which we opine herein) contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.     The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.     The Company has the corporate power to execute and deliver the Agreement and to perform its obligations thereunder.

3.     The execution and delivery of the Agreement, and the performance by the Company and the Issuer of each of its obligations thereunder, have been duly authorized by all necessary corporate action of the Company, in its own capacity and in its capacity as managing member of the Issuer.  The Agreement has been duly executed and delivered by the Company.

4.     The execution and delivery by the Company, in its own capacity and in its capacity as managing member of the Issuer, of the Agreement and the performance by the Company of its obligations thereunder, did not and will not conflict with or constitute a breach of

S-4.4(a)(2)-2

(a) the Charter or the Bylaws, or (b) any Maryland law, rule or regulation or any order of any Maryland governmental authority (other than any law, rule, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).

5.     No consent, approval, authorization, or order of or filing with any Maryland governmental authority was required to be made or obtained by the Company in connection with the execution and delivery by the Company, in its own capacity and in its capacity as managing member of the Issuer, of the Agreement or will be required for the performance of its obligations under the Agreement, except such consents, approvals, authorizations, orders and filings as may have been made, waived or obtained, if any (except that no opinion is expressed herein with respect to the applicability or effect of the securities laws of the State of Maryland).

The foregoing opinion is limited to Maryland law and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We express no opinion with respect to the actions which might be required under the organizational documents of the Issuer for the Issuer to authorize, execute, deliver or perform the Agreement or issue the Senior Notes.   We note that the Agreement provides that it shall be governed by the laws of a state other than the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  Our opinion expressed in paragraph 4(b) above is based upon our consideration of only those Maryland laws, rules or regulations and orders of Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph.  Our opinion expressed in paragraph 5 above is based upon our consideration of only those consents, approvals, authorizations and orders of and filings with Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph.  We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.   The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

S-4.4(a)(2)-3

This opinion is being furnished to you solely for your benefit.  Accordingly, subject to the following sentences, this opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins LLP, counsel to the Company and the Issuer, in connection with the opinion to be issued by it of even date herewith relating to the sale and issuance of the Senior Notes) without, in each instance, our prior written consent.  This opinion may also be relied upon by your permitted successors and assigns (collectively, the “Future Recipients”), and such Future Recipients may rely on this opinion as if it were addressed to them and had been delivered to them on the date hereof; provided, however, that any such reliance by a Future Recipient must be actual and reasonable under the circumstances existing at the time, including any changes in law or facts or any other developments known to or reasonably knowable by such Future Recipient at such time.  This opinion may be delivered (but may not be relied upon by any recipient pursuant to this sentence) (i) to potential successors and assigns, (ii) in connection with any judicial or arbitration process, (iii) to your counsel and to your independent auditors, and (iv) to any governmental or regulatory authority having jurisdiction over you, including, without limitation, the National Association of Insurance Commissioners, in each case, without our prior written consent.

Very truly yours,

S-4.4(a)(2)-4

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.      The Issuer is a limited liability company in good standing under the laws of the State of Delaware.

2.      The Parent Guarantor is a corporation in good standing under the laws of the State of Maryland.

3.      The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Issuer enforceable against the Issuer in accordance with their respective terms.

4.      The Agreement constitutes the legal, valid and binding contract of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms.

5.      The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939.

The opinion of Schiff Hardin LLP shall also state that the opinions of Latham & Watkins LLP and Venable LLP are satisfactory in scope and form to Schiff Hardin LLP and that, in its opinion, the Purchasers are justified in relying thereon.

The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Constituent Companies and upon representations of the Constituent Companies and the Purchasers delivered in connection with the issuance and sale of the Notes.

SCHEDULE 4.4(b)
(to Note and Guarantee Agreement)

DISCLOSURE MATERIALS

None.

SCHEDULE 5.3
(to Note and Guarantee Agreement)

SUBSIDIARIES OF THE PARENT GUARANTOR AND
OWNERSHIP OF SUBSIDIARY STOCK

(1)     Subsidiaries:

Entity	Jurisdiction of Organization	Ownership	Subsidiary Classification
Boston 1927 Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Boston 1927 Owner, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary Guarantor
EP Holdings, LLC	Delaware	100% Sunstone East Pratt, LP	Significant Subsidiary
One Park Boulevard, LLC	Delaware	75% Sunstone Park, LLC; 25% HHC One Park Boulevard, LLC	Excluded Subsidiary
Sun CHP I, Inc.	Delaware	100% Sunstone Hotel Investors, Inc.	Significant Subsidiary
Sun SHP II, LLC	Delaware	90.9092% Sunstone Hotel Investors, Inc.; 9.0908% Sun CHP I, Inc.	Significant Subsidiary
Sunstone 42nd Street Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone 42nd Street, LLC	Delaware	100% Sunstone Holdco 5, LLC	Excluded Subsidiary
Sunstone Broadway, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary
Sunstone Canal Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Canal, LLC	Delaware	100% Sunstone Holdco 9, LLC	Excluded Subsidiary
Sunstone Center Court, LLC	Delaware	100% Sunstone Holdco 8, LLC	Subsidiary
Sunstone Center Court Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Century, LLC	Delaware	100% Sunstone Holdco 8, LLC	Subsidiary Guarantor
Sunstone Century Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Cowboy, LP	Delaware	99.5% Sunstone Holdco 3, LLC, 0.5% Sunstone Cowboy GP, LLC	Significant Subsidiary
Sunstone Cowboy GP, LLC	Delaware	100% Sunstone Holdco 3, LLC	Significant Subsidiary
Sunstone Cowboy Lessee, LP	Delaware	99.5% Sunstone Hotel TRS Lessee, Inc.; 0.5% Sunstone Cowboy Lessee GP, LLC	Subsidiary
Sunstone Cowboy Lessee GP, LLC	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Significant Subsidiary
Sunstone East Grand, LLC	Delaware	100% Sunstone Holdco 6, LLC	Subsidiary Guarantor
Sunstone East Grand Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary

SCHEDULE 5.4
(to Note and Guarantee Agreement)

Entity	Jurisdiction of Organization	Ownership	Subsidiary Classification
Sunstone East Pratt, LP	Delaware	99% Sunstone Holdco 4, LLC; 1% Sunstone East Pratt GP, LLC	Significant Subsidiary
Sunstone East Pratt GP, LLC	Delaware	100% Sunstone Holdco 4, LLC	Significant Subsidiary
Sunstone East Pratt Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone EC5, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary Guarantor
Sunstone EC5 Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Hawaii 3-0, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary Guarantor
Sunstone Hawaii 3-0 Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Holdco 3, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Significant Subsidiary
Sunstone Holdco 4, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary Guarantor
Sunstone Holdco 5, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary Guarantor
Sunstone Holdco 6, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary Guarantor
Sunstone Holdco 8, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary Guarantor
Sunstone Holdco 9, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Significant Subsidiary
Sunstone Holdco 10, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Significant Subsidiary
Sunstone Hotel Acquisitions, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Significant Subsidiary
Sunstone Hotel Partnership, LLC	Delaware	98.9% Sunstone Hotel Investors, Inc., 1.1% Sun SHP II, LLC	Issuer
Sunstone Hotel TRS Lessee, Inc.	Delaware	100% Sunstone Hotel Partnership, LLC	Significant Subsidiary
Sunstone Jamboree, LLC	Delaware	100% Sunstone Holdco 8, LLC	Subsidiary Guarantor
Sunstone Jamboree Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone K9, LLC	Delaware	100% Sunstone Holdco 5, LLC	Excluded Subsidiary
Sunstone K9 Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone LA Airport, LLC	Delaware	100% Sunstone Holdco 8, LLC	Subsidiary Guarantor
Sunstone LA Airport Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Leesburg, LLC	Delaware	100% Sunstone Holdco 3, LLC	Significant Subsidiary
Sunstone Leesburg Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Longhorn, LP	Delaware	99.5% Sunstone Pledgeco, LLC; 0.5% Sunstone Longhorn GP, LLC	Significant Subsidiary

S-5.4-2

Entity	Jurisdiction of Organization	Ownership	Subsidiary Classification
Sunstone Longhorn GP, LLC	Delaware	100% Sunstone Pledgeco, LLC	Significant Subsidiary
Sunstone Longhorn Holdco, LLC	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Significant Subsidiary
Sunstone Longhorn Lessee, LP	Delaware	99.5% Sunstone Longhorn Holdco, LLC; 0.5% Sunstone Longhorn Lessee GP, LLC	Subsidiary
Sunstone Longhorn Lessee GP, LLC	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Significant Subsidiary
Sunstone MacArthur, LLC	Delaware	100% Sunstone Holdco 8, LLC	Subsidiary Guarantor
Sunstone MacArthur Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone North State Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone North State, LLC	Delaware	100% Sunstone Pledgeco, LLC	Excluded Subsidiary
Sunstone Ocean, LLC	Delaware	100% Sunstone Holdco 4, LLC	Subsidiary Guarantor
Sunstone Ocean Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Outparcel, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Subsidiary
Sunstone Park, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Significant Subsidiary
Sunstone Park Lessee, LLC	Delaware	75% Sunstone Hotel TRS Lessee, Inc.; 25% HLT JV Acquisition, LLC	Subsidiary
Sunstone Philly, LP	Delaware	99.5% Sunstone Holdco 3, LLC; 0.5% Sunstone Philly GP, LLC	Significant Subsidiary
Sunstone Philly GP, LLC	Delaware	100% Sunstone Holdco 3, LLC	Significant Subsidiary
Sunstone Philly Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Pledgeco, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Significant Subsidiary
Sunstone Quincy, LLC	Delaware	100% Sunstone Holdco 8, LLC	Subsidiary Guarantor
Sunstone Quincy Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Red Oak, LLC	Delaware	100% Sunstone Holdco 8, LLC	Subsidiary Guarantor
Sunstone Red Oak Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Saint Clair, LLC	Delaware	100% Sunstone Holdco 6, LLC	Subsidiary Guarantor
Sunstone Saint Clair Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Sea Harbor Holdco, LLC	Delaware	100% Sunstone Holdco 4, LLC	Significant Subsidiary

S-5.4-3

Entity	Jurisdiction of Organization	Ownership	Subsidiary Classification
Sunstone Sea Harbor Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Sea Harbor, LLC	Delaware	100% SWW No. 1, LLC	Excluded Subsidiary
Sunstone Sidewinder, LLC	Delaware	100% Sunstone Holdco 3, LLC	Significant Subsidiary
Sunstone Sidewinder Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone St. Charles, LLC	Delaware	100% Sunstone Holdco 10, LLC	Subsidiary Guarantor
Sunstone St. Charles Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Top Gun Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Top Gun, LLC	Delaware	100% Sunstone Holdco 5, LLC	Excluded Subsidiary
Sunstone Von Karman, LLC	Delaware	100% Sunstone Hotel Partnership, LLC	Significant Subsidiary
Sunstone Westwood, LLC	Delaware	100% Sunstone Holdco 8, LLC	Significant Subsidiary
Sunstone Wharf Lessee, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
Sunstone Wharf, LLC	Delaware	100% Sunstone Holdco 6, LLC	Excluded Subsidiary
SWW No. 1, LLC	Delaware	85% Sunstone Sea Harbor Holdco, LLC; 15% HSH of Orlando, Inc.	Excluded Subsidiary
WB Sunstone-Portland, LLC	Delaware	100% Sunstone Holdco 8, LLC	Subsidiary Guarantor
WB Sunstone-Portland, Inc.	Delaware	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
WHP Bevflow, LLC	Texas	100% Sunstone Longhorn Lessee, LP	Subsidiary
WHP Texas Beverage 1, Inc.	Texas	100% Sunstone Hotel TRS Lessee, Inc.	Subsidiary
WHP Texas Beverage 2, Inc.	Texas	100% WHP Bevflow, LLC	Subsidiary

(2)          Affiliates:

None other than as listed above.

(3)          Issuer’s Directors and Senior Officers:

Sunstone Hotel Investors, Inc., managing member

John Arabia, President & Chief Executive Officer

Bryan Giglia, Chief Financial Officer

Robert C. Springer, Senior Vice President & Treasurer

S-5.4-4

(4)         Parent Guarantor’s Directors and Senior Officers:

John V. Arabia, President & Chief Executive Officer and Director

Marc A. Hoffman, Executive Vice President & Chief Operating Officer

Bryan Giglia, Executive Vice President & Chief Financial Officer

Robert C. Springer, Executive Vice President & Chief Investment Officer

Douglas M. Pasquale, Chairman of the Board of Directors

Andrew Batinovich, Director

Keith P. Russell, Director

Z. Jamie Behar, Director

W. Blake Baird, Director

Thomas A. Lewis, Jr., Director

Murray J. McCabe, Director

Keith M. Locker, Director

S-5.4-5

FINANCIAL STATEMENTS

Financial statements included in the Parent Guarantor’s Form 10-K for the year ended December 31, 2015, filed with the SEC on February 23, 2016

Financial statements included in the Parent Guarantor’s Form 10-K for the year ended December 31, 2014, filed with the SEC on February 19, 2015

Financial statements included in the Parent Guarantor’s Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014

Financial statements included in the Parent Guarantor’s Form 10-K for the year ended December 31, 2012, filed with the SEC on February 25, 2013

Financial statements included in the Parent Guarantor’s Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012

Financial statements included in the Parent Guarantor’s Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 8, 2016

Supplemental Financial Information of the Parent Guarantor for the quarter ended June 30, 2016

Consolidated Monthly STR Report for the Parent Guarantor for the month of June 2016

Consolidated Monthly STR Report for the Parent Guarantor for the month of December 2015

SCHEDULE 5.5
(to Note and Guarantee Agreement)

REAL ESTATE ASSETS

PROPERTY NAME	ADDRESS	FEE AND/OR LEASEHOLD OWNER	OCCUPANCY STATUS[1]	Property Classification	Encumbered
Hilton Garden Inn Chicago	10 E. Grand Ave., Chicago, IL 60611	Sunstone East Grand, LLC	79.9%	Seasoned	No
Courtyard LAX	6161 W Century Blvd., Los Angeles, CA 90045	Sunstone Century, LLC	97.4%	Seasoned	No
Hilton New Orleans	333 St. Charles Ave., New Orleans, LA 70130	Sunstone St. Charles, LLC	84.1%	Seasoned	No
Hyatt Chicago	633 N St. Clair St, Chicago, IL 60611	Sunstone Saint Clair, LLC	79.7%	Seasoned	No
Marriott Portland	520 SW Broadway, Portland, Oregon 97205	WB Sunstone-Portland, LLC	89.1%	Seasoned	No
Marriott Boston Quincy	1000 Marriott Dr., Quincy, MA 02169	Sunstone Quincy, LLC	80.3%	Seasoned	No
Hyatt Newport Beach	1107 Jamboree Rd., Newport Beach, CA 92660	Sunstone Jamboree, LLC	83.9%	Seasoned	No
Renaissance Long Beach	111 E. Ocean Blvd., Long Beach, CA 90802	Sunstone Ocean, LLC	80.5%	Seasoned	No
Fairmont Newport Beach	4500 MacArthur Blvd., Newport Beach, CA 92660	Sunstone MacArthur, LLC	79.6%	Seasoned	No
Renaissance LAX	9620 Airport Blvd, Los Angeles, CA 90045	Sunstone LA Airport, LLC	90.4%	Seasoned	No

1 Occupancy percentages as shown reflect the average occupancy rates for each property for the nine months ended September 30, 2016.

SCHEDULE 5.10
(to Note and Guarantee Agreement)

PROPERTY NAME	ADDRESS	FEE AND/OR LEASEHOLD OWNER	OCCUPANCY STATUS[1]	Property Classification	Encumbered
Renaissance Westchester	80 W Red Oak Ln., West Harrison, NY 10604	Sunstone Red Oak, LLC	77.7%	Seasoned	No
Hyatt Regency SF	5 Embarcadero Center, San Francisco, CA 94111	Sunstone EC5, LLC	91.1%	Seasoned	No
Marriott Maui (Wailea)	3700 Wailea Alanui Drive, Maui, HI 96753	Sunstone Hawaii 3-0, LLC	73.8%	Development	No
Marriott Tysons Corner	8028 Leesburg Pike, Tysons Corner, VA 22182	Sunstone Leesburg, LLC	81.9%	Seasoned	No
Marriott Philadelphia	111 Crawford Avenue, West Conshohocken, PA 19428	Sunstone Philly, LP	73.0%	Seasoned	No
Marriott Park City	1895 Sidewinder Dr., Park City, UT 84060	Sunstone Sidewinder, LLC	69.8%	Seasoned	No
Marriott Houston	255 N. Sam Houston Pkwy. East, Houston, TX 77060	Sunstone Cowboy, LP	84.6%	Seasoned	No
Renaissance Harborplace	202 E. Pratt Street, Baltimore, MD 21202	Sunstone East Pratt, LLC	77.4%	Seasoned	No
Boston Park Plaza	50 Park Plaza, Boston, MA 02116	Boston 1927 Owner, LLC	78.1%	Seasoned	No
Marriott Boston Long Wharf	296 State Street, Boston, MA 02109	Sunstone Wharf, LLC	87.1%	Seasoned	Yes
Embassy Suites Chicago	600 North State Street, Chicago, IL 60654	Sunstone North State, LLC	87.7%	Seasoned	Yes
Hilton North Houston	12400 Greenspoint, Houston, TX 77060	Sunstone Longhorn, LP	79.7%	Seasoned	No
Embassy Suites La Jolla	4550 La Jolla Village Drive, San Diego, CA 92122	Sunstone Top Gun, LLC	86.2%	Seasoned	Yes

S-5.10-2

PROPERTY NAME	ADDRESS	FEE AND/OR LEASEHOLD OWNER	OCCUPANCY STATUS[1]	Property Classification	Encumbered
JW Marriott New Orleans	614 Canal Street, New Orleans, LA 70130	Sunstone Canal, LLC	83.3%	Seasoned	Yes
Renaissance Orlando at SeaWorld	6677 Sea Harbor Drive, Orlando, FL 32821	Sunstone Sea Harbor, LLC	81.6%	Seasoned	No
Hilton San Diego Bayfront	One Park Blvd., San Diego, CA 92101	One Park Boulevard, LLC	89.3%	Seasoned	Yes
Hilton Times Square	234 West 42nd St., New York, NY 10036	Sunstone 42nd Street, LLC	99.2%	Seasoned	Yes
Renaissance Washington D.C.	999 9th Street NW, Washington, DC 20001	Sunstone K9, LLC	82.5%	Seasoned	Yes

S-5.10-3

EXISTING INDEBTEDNESS OF THE PARENT GUARANTOR AND ITS SUBSIDIARIES

Mortgage Loans Payable	Borrower	Lender	Outstanding[2]
Mortgage loan (fixed) secured by Embassy Suites Chicago	Sunstone North State, LLC	Bear Sterns Commercial Mortgage	$66,507,000
Mortgage loan (fixed) secured by Marriott Boston Long Wharf	Sunstone Wharf, LLC	Wells Fargo Bank	$176,000,000
Mortgage loan (fixed) secured by Hilton Times Square	Sunstone 42nd Street, LLC	Bank of America	$83,734,000
Mortgage loan (fixed) secured by Renaissance Washington D.C.	Sunstone K9, LLC	TIAA-CREF	$120,076,000
Mortgage loan (fixed) secured by JW Marriott New Orleans	Sunstone Canal, LLC	Wells Fargo Bank	$87,360,000
Mortgage loan (fixed) secured by Embassy Suites La Jolla	Sunstone Top Gun, LLC	Deutsche Bank	$63,173,000
Mortgage loan (variable) secured by Hilton San Diego Bayfront	One Park Boulevard, LLC	MUFG Union Bank, Compass Bank, CIBC Inc.	$223,124,000

Term Loans Payable[3]			Outstanding
Unsecured term loan (fixed) #1	Sunstone Hotel Partnership, LLC	Wells Fargo Bank, PNC Bank, U.S. Bank, BB&T	$85,000,000
Unsecured term loan (fixed) #2	Sunstone Hotel Partnership, LLC	PNC Bank, U.S. Bank, BB&T	$100,000,000
Bank Credit Agreement	Sunstone Hotel Partnership, LLC	Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and J.P. Morgan Securities LLC	$0

2 Loan balances as of September 30, 2016.

3 Loan swapped to fixed interest rate.

SCHEDULE 5.15
(to Note and Guarantee Agreement)

CERTAIN PERMITTED LIENS

None.

SCHEDULE 10.5
(to Note and Guarantee Agreement)

INFORMATION RELATING TO PURCHASER

	NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	[NAME OF PURCHASER]	$

(1)	All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	E-mail address for Electronic Delivery:

(4)	All other communications:

(5)	U.S. Tax Identification Number:

PURCHASER SCHEDULE
(to Note and Guarantee Agreement)

FORM OF SUBSIDIARY GUARANTY AGREEMENT

(See Attached)

EXHIBIT SGA
(to Note and Guarantee Agreement)